                                                                    Exhibit 99.2

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

IN RE:                        (S)       Chapter 11
                              (S)
GREATE BAY CASINO CORPORATION (S)       Case No.
PPI CORPORATION               (S)             Case No.
PCPI FUNDING CORP.            (S)       Case No. _____________
PPI FUNDING CORP.             (S)       Case No. _____________
                              (S)
      Debtors.                (S)
                              (S)       Motion for Joint Administration Pending

--------------------------------------------------------------------------------

          DEBTORS' JOINT DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125,
               DATED DECEMBER 28, 2001, IN SUPPORT OF THE DEBTORS'
                  JOINT CHAPTER 11 PLAN DATED DECEMBER 28, 2001

--------------------------------------------------------------------------------

THIS DISCLOSURE STATEMENT (HEREIN SO CALLED) HAS BEEN PREPARED BY GREATE BAY CASINO CORPORATION ("GBCC"), PPI CORPORATION ("PPI"), PCPI FUNDING CORP. ("PCPI FUNDING"), AND PPI FUNDING CORP. ("PPI FUNDING") (COLLECTIVELY, THE "DEBTORS") AND DESCRIBES THE TERMS AND PROVISIONS OF THE DEBTORS' JOINT CHAPTER 11 PLAN DATED DECEMBER 28, 2001 (THE "PLAN"). ANY CAPITALIZED TERM USED IN THIS DISCLOSURE STATEMENT THAT IS NOT DEFINED HEREIN HAS THE MEANING ASCRIBED TO THAT TERM IN THE PLAN.

THE DEBTORS URGE YOU TO ACCEPT THE PLAN. IN THE EVENT THE PLAN IS NOT CONFIRMED, IT IS LIKELY THAT THE DEBTORS WILL BE FORCED TO LIQUIDATE THEIR ASSETS UNDER CHAPTER 7 OF THE BANKRUPTCY CODE. IN A CHAPTER 7 LIQUIDATION, THE DEBTORS BELIEVE UNSECURED CREDITORS WOULD RECEIVE FAR LESS THAN IS CONTEMPLATED BY THE PLAN.

HAYNES AND BOONE, L.L.P.
Robert D. Albergotti, Esquire
Stacey Jernigan, Esquire
901 Main Street, Suite 3100
Dallas, Texas 75201-3714
Telephone: (214) 651-5000
Telecopy: (214) 651-5940

KLEHR, HARRISON, HARVEY, BRANZBURG & ELLERS LLP
Steven K. Kortanek, Esquire
919 Market Street, Suite 1000
Wilmington, Delaware 19801-3062
Telephone: (302) 426-1189

PROPOSED CO-COUNSEL TO THE DEBTORS

                                TABLE OF CONTENTS

                                                                                                       Page
SUMMARY OF THE PLAN                                                                                      1
I.      INTRODUCTION                                                                                     3
        A.      Filing of the Debtors' Chapter 11 Bankruptcy Cases ..................................    3
        B.      Purpose of Disclosure Statement .....................................................    3
        C.      Hearing on Confirmation of the Plan .................................................    5
        D.      Sources of Information ..............................................................    5
II.     EXPLANATION OF CHAPTER 11 ...................................................................    6
        A.      Overview of Chapter 11 ..............................................................    6
        B.      Plan of Reorganization ..............................................................    7
III.    VOTING PROCEDURES AND REQUIREMENTS FOR CONFIRMATION .........................................    8
        A.      "Voting Claims" - Parties Entitled To Vote ..........................................    8
        B.      Return of Ballots ...................................................................    9
                1.      Voting Record Date ..........................................................    9
                2.      Deadline for Submission of Ballots ..........................................    9
        C.      Confirmation of Plan ................................................................   10
                1.      Solicitation of Acceptances .................................................   10
                2.      Requirements for Confirmation of the Plan ...................................   11
                3.      Acceptances Necessary to Confirm the Plan ...................................   12
                4.      Cramdown ....................................................................   13
IV.     BACKGROUND OF THE DEBTORS ...................................................................   13
        A.      Nature of the Debtors' Business: Overview of Assets and Liabilities .................   13
        B.      Explanation of Claims Against the Debtors: Origin of the Various HWCC Claims
                Against these Debtors ...............................................................   17
                1.      The HWCC Claims against GBCC (aggregating $10,126,668.50) ...................   17
                2.      The HWCC Claim against PPI Funding ($49,219,370.05) .........................   19
                3.      HWCC as Current Holder of the Four GBCC Promissory Notes.....................
                        to Hollywood and the Hollywood Zero-Coupon Note .............................   23
                4.      Hollywood Casino Corporation as Former Ultimate Parent of the Debtors........   23
        C.      Recap: Assets and Liabilities of the Four Debtors as of Petition Date................   24
                1.      GBCC ........................................................................   24
                2.      PPI .........................................................................   24
                3.      PCPI Funding ................................................................   25
                4.      PPI Funding .................................................................   25
        D.      Board of Directors and Executive Officers of Debtors ................................   26
        E.      Ownership of GBCC Common Stock of Certain Beneficial Owners and
                Management ..........................................................................   27
        F.      Existing and Potential Litigation/Proceedings .......................................   28
        G.      Preference and Other Avoidance Litigation ...........................................   29
                1.      Generally ...................................................................   29
                2.      Certain Released Avoidance Actions ..........................................   30
V.      EVENTS LEADING TO BANKRUPTCY ................................................................   30
        A.      Formal Marketing of ACSC ............................................................   31
        B.      Selection of Proposal of ACSC Acquisitions, Inc. a Wholly Owned Subsidiary of

         Bally Gaming, Inc., As Highest and Best Alternative ............................... 32
      C. Alternative Purchasers ............................................................ 34
      D. Possibility of Auction for an Acquisition of the ACSC Common Stock ................ 34
VI.   POST-BANKRUPTCY OPERATIONS AND SIGNIFICANT EVENTS .................................... 35
      A. Post-Bankruptcy Operations ........................................................ 35
      B. Significant Orders Entered During the Case ........................................ 35
      C. Professionals' Fees and Expenses .................................................. 36
         1.  Professionals employed by the Debtors ......................................... 36
VII.  DESCRIPTION OF THE PLAN .............................................................. 36
      A. Introduction ...................................................................... 36
      B. Designation of Claims and Interests ............................................... 36
      C. Interests ......................................................................... 38
      D. Treatment of Claims and Interests ................................................. 39
         1.   Treatment of Unclassified Claims. ............................................ 39
              (a) Allowed Administrative Claims. ........................................... 39
              (b) Allowed Tax Claims ....................................................... 40
         2.   Classification and Treatment of Classified Claims and Interests .............. 40
              (a) Class 1 -HWCC's Claim against PPI Funding in respect of the
                  Hollywood Zero-Coupon Note from PPI Funding, in the total
                  Allowed Amount of $49,219,370.05 ......................................... 40
              (b) Class 2 -Intercompany Claims Against GBCC ................................ 40
              (c) Class 3 -Intercompany Claims Against PCPI Funding ........................ 40
              (d) Class 4 -Intercompany Claims Against PPI Funding ......................... 40
              (e) Class 5 -Unsecured Convenience Claims against any of GBCC, PPI,
                  PCPI Funding or PPI Funding (trade claims or other) ...................... 41
              (f) Class 6 -General Unsecured Claims Against any of GBCC, PPI,
                  PCPI Funding or PPI Funding, not Otherwise Classified (believed to consist only of HWCC's Claims against GBCC in respect of the
                  Four GBCC Promissory Notes to Hollywood, in the aggregate
                  Allowed Amount of $10,126,668.50) ........................................ 41
              (g) Class 7 -Interests of the holders of the GBCC Common Stock ............... 41
              (h) Class 8 -Interests of the holder of the PPI Common Stock ................. 41
              (i) Class 9 -Interests of the holder of the PCPI Funding Common
                  Stock .................................................................... 41
              (j) Class 10 -Interests of the holder of the PPI Funding Common Stock ........ 41
VIII. MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN ................................... 42
      A. Plan Implementation Steps Occurring on or around the Effective Date ............... 42
         1. PPI's Contribution to PPI Funding of Sale Proceeds and Cash..................... 42
         2. Distribution of Sale Proceeds and PPI's Cash to HWCC ........................... 42
         3. Simultaneous Merger of PPI, PCPI Funding and PPI Funding with and into GBCC..... 42
         4. Establishment of the Chapter 11 Payables Reserve, Conveyance of
            Chapter 11 Payables Reserve and Miscellaneous Assets to Liquidating Trustee,
            and Distributions to holders of any Allowed Administrative Claims, Allowed
            Tax Claims, and Allowed Unsecured Convenience Claims in Class 5 ................ 43

          5. Cancellation of GBCC Common Stock and Equity Interests .................. 43
          6. Distribution of any Excess Chapter 11 Payables Reserve and
             Miscellaneous Assets to holder(s) of Allowed Class 6 Claims ............. 43
      B.  Merger of Corporate Entities ............................................... 44
      C.  Transfer of Assets to the Liquidating Trust ................................ 44
      D.  Ratification of Liquidating Trust Agreement ................................ 44
          1. Powers and Duties ....................................................... 44
          2. Compensation of Liquidating Trustee ..................................... 45
          3. Limitation of Liability ................................................. 45
          4. Right to Hire Professionals and Agents .................................. 45
          5. Tax Treatment of the Liquidating Trust .................................. 45
          6. Termination of Liquidating Trust ........................................ 46
      E.  Cancellation of GBCC Common Stock and Ultimate Dissolution of GBCC ......... 46
      F.  Corporate Action ........................................................... 46
      G.  Objections to Claims ....................................................... 47
IX.   CONDITIONS TO CONFIRMATION OF PLAN ............................................. 47
      A.  Conditions to Confirmation ................................................. 47
      B.  Waiver of Conditions ....................................................... 47
X.    CONDITIONS TO EFFECTIVENESS OF THE PLAN ........................................ 48
      A.  Conditions to Effectiveness ................................................ 48
      B.  Waiver of Conditions ....................................................... 48
XI.   FUTURE BUSINESS/WINDING UP OF ESTATES POST-EFFECTIVE DATE ...................... 49
XII.  RISKS AND FEASIBILITY .......................................................... 49
XIII. ALTERNATIVES TO PLAN AND LIQUIDATION ANALYSIS .................................. 49
      A.  Dismissal .................................................................. 49
      B.  Chapter 7 Liquidation ...................................................... 50
XIV.  CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN .............. 52
      A.  Treatment of the Debtors ................................................... 53
          1. Transaction Steps ....................................................... 53
          2. Cancellation of Debt .................................................... 53
      B.  Consequences to HWCC ....................................................... 54
          1. Generally ............................................................... 54
          2. Receipt of Interest ..................................................... 54
          3. Backup Withholding ...................................................... 54
          4. Tax Treatment of Liquidating Trust ...................................... 54
XV.   MISCELLANEOUS PROVISIONS ....................................................... 56
XVI.  CONCLUSION ..................................................................... 56

                                    EXHIBITS
                                    --------

Exhibit "A"           The Debtors' Joint Chapter 11 Plan Dated December 28, 2001
-----------           (filed separately)

Exhibit "1"           Stock Purchase Agreement Dated December 19, 2001 Between
-----------           Greate Bay Casino Corporation, PPI Corporation, Advanced
to Exhibit "A"        Casino Systems Corporation and ACSC Acquisitions, Inc., a
   -----------        wholly owned subsidiary of Bally Gaming, Inc. (filed with
Plan                  Joint Plan)


Exhibit "B":          Chart Depicting Corporate Organizational Structure Present
------------          (not included)

Exhibit "C":          Chart Depicting Corporate Organizational Structure Past
------------          (not included)

Exhibit "D":          Greate Bay Casino Corporation 2001 10K and 2001 (first,
------------          second and third quarter) 10Qs (not included)

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

IN RE:                            (S)    Chapter 11
                                  (S)
GREATE BAY CASINO CORPORATION     (S)    Case No.
PPI CORPORATION                   (S)    Case No.
PCPI FUNDING CORP.                (S)    Case No. __________
PPI FUNDING CORP.                 (S)    Case No. __________
                                  (S)
         Debtors.                 (S)
                                  (S)    Motion for Joint Administration Pending

--------------------------------------------------------------------------------

          DEBTORS' JOINT DISCLOSURE STATEMENT UNDER 11 U.S.C. (S) 1125,
               DATED DECEMBER 28, 2001, IN SUPPORT OF THE DEBTORS'
                  JOINT CHAPTER 11 PLAN DATED DECEMBER 28, 2001

--------------------------------------------------------------------------------

                               SUMMARY OF THE PLAN

         Greate Bay Casino Corporation ("GBCC"), PPI Corporation ("PPI"), PCPI Funding Corp. ("PCPI Funding"), and PPI Funding Corp. ("PPI Funding"), as debtors and debtors-in-possession (collectively, the "Debtors"), have proposed a Joint Chapter 11 Plan Dated December 28, 2001 (the "Plan"), pursuant to section 1121(a) of Title 11 of the United States Code, for the resolution of the Debtors' outstanding Creditor Claims and Equity Interests.

         In general, the Plan (which was prenegotiated with the Debtors' largest and only significant known Creditor, HWCC-Holdings, Inc. ("HWCC")), contemplates: (a) the pre-confirmation sale by the Debtor, PPI, of all of the issued and outstanding capital stock of Advanced Casino Systems Corporation ("ACSC"),/1/ which is a non-Debtor subsidiary of the Debtor PPI, that is in the business of developing, installing, licensing and providing maintenance for certain casino information technology systems and software used by casino companies, with such sale being contemplated with an entity known as ACSC Acquisitions, Inc., a wholly owned subsidiary of Bally Gaming, Inc. ("Purchaser"),/2/ for the sum of $14.6 million ("Sale Proceeds"), subject to certain purchase price
________________________________

         /1/ Such sale is being pursued, simultaneously with the filing of the Plan, through a motion by the Debtor, PPI, to sell outside the ordinary course of its business, pursuant to Section 363 of the Bankruptcy Code, the ACSC Common Stock, and the Debtors are seeking for such motion to be heard by the Court, and to have the proposed sale approved and consummated, prior to the time that formal solicitation commences on this Plan.

         /2/ Neither the Purchaser, nor any affiliate, is an "insider" or "affiliate" of any of the Debtors or any of their affiliates as such terms are defined in the Bankruptcy Code. The Stock Purchase Agreement was negotiated for many weeks at arm's length, with each party represented by competent counsel of its own choosing.

adjustments, and possibly other adjustments, described in the Stock Purchase Agreement with Purchaser (which Stock Purchase Agreement is attached as Exhibit "1" to the Plan attached hereto); and (b) the satisfaction of all liabilities of the Debtors from the Sale Proceeds and from the other residual assets of the Debtors, as more specifically set forth herein.

         In the months prior to the filing of their bankruptcy cases, as the insolvency of the Debtors became apparent and as their future viability became more uncertain, the Debtors began actively marketing ACSC, as a way to maximize value for Creditors and Interest holders. The Debtors' marketing efforts were undertaken with the assistance of a third-party investment banker, CIBC World Markets, who aggressively sought competing bids for the acquisition of the ACSC Common Stock. The details of this marketing activity are summarized in Section
              ----------------------------------------------------------------
VI of this Disclosure Statement. Additionally, the Debtors obtained a
--------------------------------
third-party independent appraisal, from the firm of Howard Frazier Barker Elliott, Inc., which appraisal supports a conclusion that the purchaser price offered by Purchaser is favorable. The Debtors believe that the Stock Purchase Agreement with Purchaser presents the fairest and best opportunity to maximize value for the ACSC Common Stock, for the benefit of these Debtors' Estates. Moreover, the Debtors believe that further marketing efforts or auction procedures will not result in additional incremental bids or greater net recoveries for Unsecured Creditors and Interest holders than that proposed in the Plan.

         THE DEBTORS ACKNOWLEDGE THAT THE COURT MAY (IF IT IS NOT CONVINCED THAT THERE WAS A FULL AND WHOLLY FAIR AUCTION PROCESS PREPETITION) REQUIRE A FURTHER AUCTION PROCESS AND POST-PETITION BIDDING, WHEREBY QUALIFIED BIDDERS MAY SEEK TO COMPETE WITH THE PURCHASER TO ACQUIRE THE ACSC COMMON STOCK, FOR GREATER CONSIDERATION THAN THAT PROPOSED IN THE STOCK PURCHASE AGREEMENT. IN THE EVENT THAT ANY SUCH AUCTION/COMPETITIVE BIDDING RESULTS IN ANOTHER HIGHER BIDDER FOR THE ACSC COMMON STOCK, THE DEBTORS WILL CONSIDER SUBSTITUTING (OR, IF ORDERED BY THE COURT, WILL SUBSTITUTE) SUCH HIGHER BIDDER FOR THE PURCHASER, BUT, IN ANY CASE, THE SALE PROCEEDS DERIVED FROM A SALE OF THE ACSC COMMON STOCK EITHER TO PURCHASER OR ANOTHER COMPETING QUALIFIED BIDDER--WILL BE DISBURSED PURSUANT TO THE TERMS OF THE ACCOMPANYING PLAN, IF THE SAME IS APPROVED BY THE COURT.

         The Debtors have only one major, undisputed creditor, HWCC, who supports the Plan and, specifically, the sale of the ACSC Common Stock to Purchaser. Other than HWCC, who is owed almost $60 million in the aggregate (in respect of five different promissory notes), the Debtors believe that they have only a handful of small trade creditors (with none of them having claims in excess of $15,000), and the Debtors (with the agreement of HWCC) have proposed that such creditors be paid in full (as a "Convenience Class") under the Plan.

         All holders of Claims and Interests are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject the Plan. No materials, other than the

Disclosure Statement and any exhibits and appendices attached hereto or referenced herein, have been approved by the Debtors for use in soliciting acceptances or rejections of the Plan.

                                       I.

                                  INTRODUCTION

   A.    Filing of the Debtors' Chapter 11 Bankruptcy Cases

         The Debtors filed their petitions for relief under Chapter 11 of the Bankruptcy Code on December 28, 2001 (the "Petition Date"), in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). Pursuant to an Order entered by the Bankruptcy Court on [_________________], the Debtors' bankruptcy cases were procedurally consolidated and have been jointly administered under Case No._____________________. Since the Petition Date, the Debtors have continued to operate their businesses and manage their properties and assets as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

B.       Purpose of Disclosure Statement

         This Disclosure Statement is submitted in accordance with section 1125 of the Bankruptcy Code for the purpose of soliciting acceptances of the Plan from holders of certain Classes of Claims. The only Creditors whose acceptances of the Plan are sought are those whose Claims are "impaired" by the Plan, as that term is defined in section 1124 of the Bankruptcy Code and who are
                                                            ---
receiving distributions under the Plan. Holders of Claims that are not "impaired" are deemed to have accepted the Plan. Holders of Claims or Interests
                                                 ------------------------------
that are not receiving or retaining any property under the Plan are deemed to
-----------------------------------------------------------------------------
have rejected the Plan.
----------------------

         The Debtors have prepared this Disclosure Statement pursuant to the provisions of section 1125 of the Bankruptcy Code, which requires that a copy of the Plan, or a summary thereof, be submitted to all holders of Claims against, and Interests in, the Debtors, along with a written Disclosure Statement containing adequate information about the Debtors of a kind, and in sufficient detail, as far as is reasonably practicable, that would enable a hypothetical, reasonable investor typical of Creditors and holders of Interests to make an informed judgment in exercising their right to vote on the Plan. A copy of the Plan is attached hereto as Exhibit "A" and incorporated herein by reference.
                           -------  -

         Section 1125 of the Bankruptcy Code provides, in pertinent part:

                  (b) An acceptance or rejection of a plan may not be solicited after the commencement of the case under this title from a holder of a claim or interest with respect to such claim or interest, unless, at the time of or before such solicitation, there is transmitted to such holder the plan or a summary of the plan, and a written disclosure statement approved, after notice and a hearing, by the court as containing adequate information. The court may approve a disclosure statement without a valuation of the debtor or an appraisal of the debtor's assets.

                                      * * *

                  (d) Whether a disclosure statement required under subsection
         (b) of this section contains adequate information is not governed by any otherwise applicable nonbankruptcy law, rule, or regulation, but an agency or official whose duty is to administer or enforce such a law, rule, or regulation may be heard on the issue of whether a disclosure statement contains adequate information. Such an agency or official may not appeal from, or otherwise seek review of, an order approving a disclosure statement.

                  (e) A person that solicits acceptance or rejection of a plan, in good faith and in compliance with the applicable provisions of this title, or that participates, in good faith and in compliance with the applicable provisions of this title, in the offer, issuance, sale, or purchase of a security, offered or sold under the plan, of the debtor, of an affiliate participating in a joint plan with the debtor, or of a newly organized successor to the debtor under the plan, is not liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing solicitation of acceptance or rejection of a plan or the offer, issuance, sale, or purchase of securities.

         This Disclosure Statement was approved by the Bankruptcy Court on
[                        , 2002]. Such approval is required by the Bankruptcy
 ------------------------------
Code and does not constitute a judgment by the Bankruptcy Court as to the desirability of the Plan, or as to the value or suitability of any consideration offered thereunder. Such approval does indicate, however, that the Bankruptcy Court has determined that the Disclosure Statement meets the requirements of section 1125 of the Bankruptcy Code and contains adequate information to permit the holders of Allowed Claims, whose acceptance of the Plan is solicited, to make an informed judgment regarding acceptance or rejection of the Plan.

         THE APPROVAL BY THE BANKRUPTCY COURT OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AN ENDORSEMENT BY THE BANKRUPTCY COURT OF THE PLAN OR A GUARANTEE OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN. THE MATERIAL HEREIN CONTAINED IS INTENDED SOLELY FOR THE USE OF CREDITORS AND HOLDERS OF INTERESTS OF THE DEBTORS IN EVALUATING THE PLAN AND VOTING TO ACCEPT OR REJECT THE PLAN AND, ACCORDINGLY, MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN THE DETERMINATION OF HOW TO VOTE ON, OR WHETHER TO OBJECT TO, THE PLAN. THE DEBTORS' IMPLEMENTATION OF THE PLAN IS SUBJECT TO NUMEROUS CONDITIONS AND VARIABLES AND THERE CAN BE NO ABSOLUTE ASSURANCE THAT THE PLAN, AS CONTEMPLATED, WILL BE EFFECTUATED.

         THE DEBTORS BELIEVE THAT THE PLAN AND THE TREATMENT OF CLAIMS THEREUNDER IS IN THE BEST INTERESTS OF CREDITORS, AND URGE THAT YOU VOTE TO ACCEPT THE PLAN.

         THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL. A COPY OF THE PLAN IS ATTACHED HERETO AS EXHIBIT "A" AND SHOULD BE REVIEWED CAREFULLY.
                            -------  -

A.       Hearing on Confirmation of the Plan

         The Bankruptcy Court has set         , 2002, at     .m. Eastern
                                      --------------     -------
Standard Time, as the time and date for the hearing (the "Confirmation Hearing") to determine whether the Plan has been accepted by the requisite number of Creditors and holders of Interests and whether the other requirements for Confirmation of the Plan have been satisfied. Holders of Claims against or Interests in the Debtors may vote on the Plan by completing and delivering the enclosed ballot to Haynes and Boone, L.L.P., 901 Main Street, Suite 3100, Dallas, Texas 75201-3714 (Attn: Stacey Jernigan), on or before 4:00 p.m. Eastern
                                                               ---------
Standard Time on          , 2002. If the Plan is rejected by one or more
                 ---------------
impaired Classes of creditors or holders of Interests, the Plan, or a modification thereof, may still be confirmed by the Bankruptcy Court under section 1129(b) of the Bankruptcy Code (commonly referred to as a "cramdown") if the Bankruptcy Court determines, among other things, that the Plan does not discriminate unfairly and is fair and equitable with respect to the rejecting Class or Classes of creditors or holders of Interests impaired by the Plan. The procedures and requirements for voting on the Plan are described in more detail below.



B.       Sources of Information

         Except as otherwise expressly indicated, the portions of this Disclosure Statement describing the Debtors, their businesses, properties and management, and the Plan have been prepared from information furnished by the Debtors.

         Certain of the materials contained in this Disclosure Statement are taken directly from other readily accessible documents or are digests of other documents. While the Debtors have made every effort to retain the meaning of such other documents or portions that have been summarized, the Debtors urge that any reliance on the contents of such other documents should depend on a thorough review of the documents themselves. In the event of a discrepancy between this Disclosure Statement and the actual terms of a document, the actual terms of such document shall apply.

         The statements contained in this Disclosure Statement are made as of the date hereof unless another time is specified, and neither the delivery of this Disclosure Statement nor any exchange of rights made in connection with it shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date hereof.

     No statements concerning the Debtors, the value of their property, or the value of any benefit offered to the holder of a Claim or Interest in connection with the Plan should be relied upon other than as set forth in this Disclosure Statement. In arriving at your decision, you should not rely on any representation or inducement made to secure your acceptance or rejection that is contrary to information contained in this Disclosure Statement, and any such additional representations or inducements should be reported to counsel for the Debtors, Stacey Jernigan, Esq., Haynes and Boone, L.L.P., 901 Main Street, Suite 3100, Dallas, Texas 75202, (214) 651-5000.


                                       II.

                            EXPLANATION OF CHAPTER 11

A.   Overview of Chapter 11

     Chapter 11 is the principal reorganization chapter of the Bankruptcy Code. Pursuant to Chapter 11, a debtor-in-possession attempts to reorganize its business and financial affairs for the benefit of the debtor, its creditors, and other parties-in-interest.

     The commencement of a Chapter 11 case creates an estate comprising all the legal and equitable interests of the debtor in property as of the date the petition is filed. Unless the Bankruptcy Court orders the appointment of a trustee, sections 1101, 1107 and 1108 of the Bankruptcy Code provide that a Chapter 11 debtor may continue to operate its business and control the assets of its estate as a "debtor-in-possession," as have the Debtors since the Petition Date.

     The filing of a Chapter 11 petition also triggers the automatic stay, which is set forth in section 362 of the Bankruptcy Code. The automatic stay essentially halts all attempts to collect prepetition claims from the debtor or to otherwise interfere with the debtor's business or its estate.

     Formulation of a plan of reorganization or liquidation is the principal purpose of a Chapter 11 case. The plan sets forth the means for satisfying the claims of creditors against and interests of equity security holders in the debtor. Unless a trustee is appointed, only the debtor may file a plan during the first 120 days of a Chapter 11 case (the "Exclusive Period"). After the Exclusive Period has expired, a creditor or any other party-in-interest may file a plan, unless the debtor files a plan within the Exclusive Period. If a debtor does file a plan within the Exclusive Period, the debtor is given sixty (60) additional days (the "Solicitation Period") to solicit acceptances of its plan.
Section 1121(d) of the Bankruptcy Code permits the Bankruptcy Court to extend or reduce the Exclusive Period and the Solicitation Period upon a showing of adequate "cause."

B.   Plan of Reorganization

     Although often referred to as a plan of reorganization, a plan may provide simply for an orderly liquidation of a debtor's assets. This Plan does, in fact, essentially provide for an orderly liquidation of these Debtors' assets.

     After a Chapter 11 plan has been filed, the holders of claims against or interests in a debtor are permitted to vote on whether to accept or reject the plan. Chapter 11 does not require that each holder of a claim against or interest in a debtor vote in favor of a Chapter 11 plan in order for the plan to be confirmed. At a minimum, however, a plan must be accepted by a majority in number and two-thirds in amount of those claims actually voting from at least one class of claims impaired under the plan. The Bankruptcy Code also defines acceptance of a plan by a class of interests (equity securities) as acceptance by holders of two-thirds of the number of shares actually voted.

     Classes of claims or interests that are not "impaired" under a Chapter 11 plan are conclusively presumed to have accepted the plan and, thus, are not entitled to vote. A class is "impaired" if the legal, equitable, or contractual rights attaching to the claims or interests of that class are modified. Modification does not include curing defaults and reinstating maturity or payment in full in cash. Conversely, classes of claims or interests that receive or retain no property under a plan of reorganization are conclusively presumed to have rejected the plan and, thus, are not entitled to vote. Thus, acceptances of the Plan in this case are being solicited only from those persons who hold Claims in Classes 1-6 and 8-10. Acceptances of the Plan are not being solicited from those persons who hold Interests in Classes 7 (i.e., the Interests of the holders of the GBCC Common Stock) because such Class is impaired and the holders therein are receiving no Distributions and are not retaining their Interests (i.e., their Interests are being canceled) and, thus, the holders in Class 7 are deemed to "reject" the Plan.

     Even if all classes of claims and interests accept a Chapter 11 plan, the Bankruptcy Court may nonetheless still deny confirmation. Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation and, among other things, the Bankruptcy Code requires that a plan be in the "best interests" of impaired and dissenting creditors and shareholders and that the plan be feasible. The "best interests" test generally requires that the value of the consideration to be distributed to impaired and dissenting claimants and interest holders under a plan may not be less than those parties would receive if that debtor were liquidated under a hypothetical liquidation occurring under Chapter 7 of the Bankruptcy Code. A Chapter 11 plan must also be determined to be "feasible," which generally requires a finding that there is a reasonable probability that the debtor will be able to perform the obligations incurred under the plan, and that the debtor will be able to continue operations without the need for further financial reorganization.

     The Bankruptcy Court may confirm a Chapter 11 plan even though fewer than all of the classes of impaired claims and interests accept it. In order for a plan to be confirmed despite the rejection of a class of impaired claims or interests, the proponent of the plan must show, among other things, that the plan does not discriminate unfairly and that the plan is fair and equitable with respect to each impaired class of claims or interests that has not accepted the plan.

     Under section 1129(b) of the Bankruptcy Code, a plan is "fair and equitable" as to a class if, among other things, the plan provides: (a) that each holder of a claim included in the rejecting class will receive or retain on account of its claim property that has a value, as of the effective date of the plan, equal to the allowed amount of such claim; or (b) that the holder of any claim or interest that is junior to the claims of such class will not receive or retain on account of such junior claim or interest any property at all.

     The Bankruptcy Court must further find that the economic terms of the plan meet the specific requirements of section 1129(b) of the Bankruptcy Code with respect to the particular objecting class. The proponent of the Chapter 11 plan must also meet all applicable requirements of section 1129(a) of the Bankruptcy Code (except section 1129(a)(8) if the proponent proposes to seek confirmation of the plan under the provisions of section 1129(b)). These requirements include the requirement that the plan comply with applicable provisions of the Bankruptcy Code and other applicable law, that the plan be proposed in good faith, and that at least one impaired class of creditors has voted to accepted the plan.

                                      III.

               VOTING PROCEDURES AND REQUIREMENTS FOR CONFIRMATION

     If you are in one of the Classes of Claims whose rights are affected by the Plan (see "Description of the Plan" in Section VII below), it is important that you vote. If you fail to vote, your rights may be jeopardized.

A. "Voting Claims" -- Parties Entitled to Vote

     Pursuant to the provisions of section 1126 of the Bankruptcy Code, holders of Claims or Interests that are (i) allowed, (ii) impaired, and (iii) that are
                                    -------       --------
receiving or retaining property on account of such Claims or Interests pursuant
----------------------------------------------------------------------
to the Plan, are entitled to vote either for or against the Plan (hereinafter, "Voting Claims" or "Voting Interests"). Accordingly, in this Bankruptcy Case, any holder of a Claim or Interest classified in Classes 1, 2, 3, 4, 5, 6, 8, 9, and 10 of this Plan may have a Voting Claim or Interest and should have received a ballot for voting (with return envelope) in these Disclosure Statement and Plan materials (hereinafter, "Solicitation Package") since these are the only Classes consisting of impaired Claims or Interests that are receiving property.
                      --------                              ------------------

     As referenced in the preceding paragraph, a Claim or Interest must be allowed to be a Voting Claim or Interest. The Debtors filed schedules in this
-------
Bankruptcy Case listing Claims against the Debtors. To the extent a creditor's Claim was listed in the Debtors' schedules, and was not listed as disputed, contingent, or unliquidated, it is deemed "allowed." Any creditor whose Claim was not scheduled, or was listed as disputed, contingent or unliquidated, must have timely filed a proof of Claim in order to have an "allowed" Claim. The last day for filing Claims for amounts owed pre-petition was [____________________ ], 2002 for all Persons other than governmental entities and is June 26, 2002 for
                                                             -------
governmental entities. Absent an objection to that proof of Claim, it is deemed "allowed." In the event that any proof of Claim is subject to an objection by the Debtors as of or during the Plan voting period ("Objected-to Claim"), then, by definition, it is not "allowed," for purposes of section 1126 of the Bankruptcy Code, and is not to be considered a Voting Claim entitled to cast a ballot. Nevertheless, pursuant to Bankruptcy Rule 3018(a), the holder of an Objected-to Claim may petition the Bankruptcy Court, after notice and hearing, to allow the Claim temporarily for voting purposes in an amount which the Bankruptcy Court deems proper. Allowance of a Claim for voting purposes, and disallowance for voting purposes, does not necessarily mean that all or a portion of the Claim will be allowed or disallowed for distribution purposes.

     BY ENCLOSING A BALLOT, THE DEBTORS ARE NOT REPRESENTING THAT YOU ARE ENTITLED TO VOTE ON THE PLAN. BY INCLUDING A CLAIM AMOUNT ON THE BALLOT (IF APPLICABLE), THE DEBTORS ARE NEITHER ACKNOWLEDGING THAT YOU HAVE AN ALLOWED CLAIM IN THAT AMOUNT NOR WAIVING ANY RIGHTS THE DEBTORS MAY HAVE TO OBJECT TO YOUR VOTE OR CLAIM.

     If you believe you are a holder of a Claim in an impaired Class under the Plan and entitled to vote to accept or reject the Plan, but did not receive a ballot with these materials, please contact Stacey Jernigan, Haynes and Boone, L.L.P., 901 Main Street, Suite 3100, Dallas, Texas 75202, Telephone (214) 651-5000, Telecopy (214) 651-5940.

B.   Return of Ballots

     If you are a holder of a Voting Claim, your vote on the Plan is important. Completed ballots should either be returned in the enclosed envelope or sent to:

Stacey Jernigan, Esq.
Haynes and Boone, L.L.P.
901 Main Street, Suite 3100
Dallas, Texas 75202-3714
Telephone: (214) 651-5000
Telecopy: (214) 651-5940

     1.   Voting Record Date (a.k.a. "Record Date--Balloting")

     Pursuant to Bankruptcy Rule 3017(d), [_________________], 2002, is the
"Voting Record Date" (a.k.a. the "Record Date--Balloting") for determining which creditors of the Debtors may be entitled to vote to accept or reject the Plan. Only holders of record of Claims against the Debtors on that date are entitled to cast ballots.


     2.   Deadline for Submission of Ballots

          BALLOTS MUST BE SUBMITTED TO AND ACTUALLY RECEIVED BY COUNSEL FOR THE DEBTORS, C/O STACEY JERNIGAN, HAYNES AND BOONE, L.L.P., 901 MAIN STREET, SUITE 3100, DALLAS, TEXAS 75202-3714, WHETHER BY MAIL, DELIVERY, OR FACSIMILE, BY [_____________________],

                  2002, AT 4:00 P.M. EASTERN STANDARD TIME (THE "BALLOT RETURN
                  ------------------------------------------------------------
                  DATE"). ANY BALLOTS RECEIVED AFTER THAT TIME WILL NOT BE
                  ------
                  COUNTED. ANY BALLOT WHICH IS NOT EXECUTED BY A PERSON AUTHORIZED TO SIGN SUCH BALLOT WILL NOT BE COUNTED. IF YOU HAVE ANY QUESTIONS REGARDING THE PROCEDURES FOR VOTING ON THE PLAN, CONTACT STACEY JERNIGAN, HAYNES AND BOONE, L.L.P., 901 MAIN STREET, SUITE 3100, DALLAS, TEXAS 75202, TELEPHONE (214) 651-5000, TELECOPY (214) 651-5940.

                  THE DEBTORS URGE ALL HOLDERS OF VOTING CLAIMS AND INTERESTS TO VOTE IN FAVOR OF THE PLAN.

C.   Confirmation of Plan

     3. Solicitation of Acceptances

     The Debtors are soliciting your vote. The cost of any solicitation by the Debtors will be borne by the Debtors. No other additional compensation shall be received by any party for any solicitation other than as disclosed to the Bankruptcy Court.

                  NO REPRESENTATIONS OR ASSURANCES, IF ANY, CONCERNING THE
                  --------------------------------------------------------
                  DEBTORS OR THE PLAN ARE AUTHORIZED BY THE DEBTORS OTHER THAN
                  ------------------------------------------------------------
                  AS SET FORTH IN THIS DISCLOSURE STATEMENT. ANY REPRESENTATIONS
                  --------------------------------------------------------------
                  OR INDUCEMENTS MADE BY ANY PERSON TO SECURE YOUR VOTE THAT ARE
                  --------------------------------------------------------------
                  OTHER THAN HEREIN CONTAINED SHOULD NOT BE RELIED UPON BY YOU
                  ------------------------------------------------------------
                  IN ARRIVING AT YOUR DECISION, AND SUCH ADDITIONAL
                  -------------------------------------------------
                  REPRESENTATIONS OR INDUCEMENTS SHOULD BE REPORTED TO COUNSEL
                  ------------------------------------------------------------
                  FOR THE DEBTORS FOR SUCH ACTION AS MAY BE DEEMED APPROPRIATE.
                  ------------------------------------------------------------

                  THIS IS A SOLICITATION SOLELY BY THE DEBTORS AND IS NOT A
                  ---------------------------------------------------------
                  SOLICITATION BY ANY SHAREHOLDER, ATTORNEY, OR ACCOUNTANT FOR
                  ------------------------------------------------------------
                  THE DEBTORS. THE REPRESENTATIONS, IF ANY, MADE HEREIN ARE
                  ---------------------------------------------------------
                  THOSE OF THE DEBTORS AND NOT OF SUCH SHAREHOLDERS, ATTORNEYS,
                  -------------------------------------------------------------
                  OR ACCOUNTANTS, EXCEPT AS MAY BE OTHERWISE SPECIFICALLY AND
                  -----------------------------------------------------------
                  EXPRESSLY INDICATED.
                  --------------------

     Under the Bankruptcy Code, a vote for acceptance or rejection of a plan may not be solicited unless the claimant has received a copy of a disclosure statement approved by the Bankruptcy Court prior to, or concurrently with, such solicitation. This solicitation of votes on the Plan is governed by section 1125(b) of the Bankruptcy Code. Violation of section 1125(b) of the Bankruptcy Code may result in sanctions by the Bankruptcy Court, including disallowance of any improperly solicited vote.

     4. Requirements for Confirmation of the Plan

     At the Confirmation Hearing, the Bankruptcy Court shall determine whether the requirements of section 1129 of the Bankruptcy Code have been satisfied, in which event the Bankruptcy Court shall enter an Order confirming the Plan. For the Plan to be confirmed, section 1129 requires that:

          (a) The Plan comply with the applicable provisions of the Bankruptcy Code;

          (b) The Debtors have complied with the applicable provisions of the Bankruptcy Code;

          (c) The Plan has been proposed in good faith and not by any means forbidden by law;

          (d) Any payment or distribution made or promised by the Debtors or by a person issuing securities or acquiring property under the Plan for services or for costs and expense in connection with the Plan has been disclosed to the Bankruptcy Court, and any such payment made before the confirmation of the Plan is reasonable, or if such payment is to be fixed after confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable;

          (e) The Debtors have disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the Plan, as a director, officer or voting trustee of the Debtors, an affiliate of the Debtors participating in a joint plan with the Debtors, or a successor to the Debtors under the Plan; the appointment to, or continuance in, such office of such individual is consistent with the interests of Creditors and holders of Interests and with public policy; and the Debtors have disclosed the identity of any insider that will be employed or retained by the Reorganized Debtor and the nature of any compensation for such insider;

          (f) Any government regulatory commission with jurisdiction, after confirmation of the Plan, over the rates of the Debtors have approved any rate change provided for in the Plan, or such rate change is expressly conditioned on such approval;

          (g) With respect to each impaired Class of Claims or Interests, either each holder of a Claim or Interest of the Class has accepted the Plan or will receive or retain under the Plan on account of that Claim or Interest property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would so receive or retain if the Debtors were liquidated on such date under Chapter 7 of the Bankruptcy Code. If section 1111(b)(2) of the Bankruptcy Code applies to the Claims of a Class, each holder of a Claim of that Class will receive or retain under the Plan on account of that Claim property of a value, as of the Effective Date, that is not less than the value of that holder's interest in the Debtor's interest in the property that secures that Claim;

          (h) Each Class of Claims or Interests has either accepted the Plan or is not impaired under the Plan;

          (i) Except to the extent that the holder of a particular Administrative Claim or Priority Claim has agreed to a different treatment of its Claim, the Plan provides that Administrative Claims and Priority Claims shall be paid in full on the Effective Date or the date on which it is Allowed;

          (j) If a Class of Claims or Interests is impaired under the Plan, at least one Class of Claims or Interests that is impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim or Interest of that Class; and

          (k) Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan.

     The Debtors believe that the Plan satisfies all of the statutory requirements of the Bankruptcy Code and that the Plan was proposed in good faith. The Debtors believe they have complied or will have complied with all the requirements of the Bankruptcy Code.

     3.   Acceptances Necessary to Confirm the Plan

     Voting on the Plan by each holder of a Claim or Interest is important. Chapter 11 of the Bankruptcy Code does not require that each holder of a Claim or Interest vote in favor of the Plan in order for the Court to confirm the Plan. Generally, to be confirmed under the acceptance provisions of Section 1126(a) of the Bankruptcy Code, the Plan must be accepted by each Class of Claims that is impaired under the Plan by Class members holding at least two-thirds (2/3) in dollar amount and more than one-half (2) in number of the Allowed Claims of such Class actually voting in connection with the Plan; in connection with a Class of Interests, more than two-thirds (2/3) of the shares actually voted must accept to bind that Class. Even if all Classes of Claims and Interests accept the Plan, the Bankruptcy Court may refuse to confirm the Plan.

     4. Cramdown

     In the event that any impaired Class of Claims or Interests does not accept the Plan, the Bankruptcy Court may still confirm the Plan at the request of the Debtors if, as to each impaired Class that has not accepted the Plan, the Plan "does not discriminate unfairly" and is "fair and equitable." A plan does not discriminate unfairly within the meaning of the Bankruptcy Code if no class receives more than it is legally entitled to receive for its claims or equity interests. "Fair and equitable" has different meanings for holders of secured and unsecured claims and equity interests.

     With respect to a secured claim, "fair and equitable" means either (i) the impaired secured creditor retains its liens to the extent of its allowed claim and receives deferred cash payments at least equal to the allowed amount of its claims with a present value as of the effective date of the plan at least equal to the value of such creditor's interest in the property securing its liens,
(ii) property subject to the lien of the impaired secured creditor is sold free and clear of that lien, with that lien attaching to the proceeds of sale, and such lien proceeds must be treated in accordance with clauses (i) and (iii) hereof, or (iii) the impaired secured creditor realizes the "indubitable equivalent" of its claim under the plan.

     With respect to an unsecured claim, "fair and equitable" means either (i) each impaired creditor receives or retains property of a value equal to the amount of its allowed claim or (ii) the holders of claims and equity interests that are junior to the claims of the dissenting class will not receive any property under the plan.

     With respect to equity interests, "fair and equitable" means either (i) each impaired equity interest receives or retains, on account of that equity interest, property of a value equal to the greater of the allowed amount of any fixed liquidation preference to which the holder is entitled, any fixed redemption price to which the holder is entitled, or the value of the equity interest; or (ii) the holder of any equity interest that is junior to the equity interest of that class will not receive or retain under the plan, on account of that junior equity interest, any property.

     In the event one or more Classes of impaired Claims or Interests rejects or is deemed to have rejected the Plan, the Bankruptcy Court will determine at the Confirmation Hearing whether the Plan is fair and equitable and does not discriminate unfairly against any rejecting impaired Class of Claims or Interests.

     The Debtors believe that the Plan does not discriminate unfairly and is fair and equitable with respect to each Class of Claims and Interests that is impaired.

                                       IV.
                            BACKGROUND OF THE DEBTORS

A.   Nature of the Debtors' Business: Overview of Assets and Liabilities

     GBCC, PPI, PCPI Funding and PPI Funding are four related corporate debtors. GBCC is the ultimate parent and is a publicly held company whose stock is traded on the over-the-counter bulletin board (a.k.a. the OTC BB"). PPI is a wholly owned direct subsidiary of GBCC. PCPI Funding and PPI Funding are each 100% directly owned by PPI. A schematic depicting the current corporate structure of the GBCC corporate group is attached hereto at Exhibit "B". Additionally, a
                                               -----------
schematic depicting the corporate structure for GBCC and its subsidiaries a few years ago, when there were various other corporations in the GBCC corporate family that have previously filed bankruptcies or otherwise have ceased to exist, is attached hereto at Exhibit "C"./3/
                             -----------

     GBCC, PPI, PCPI Funding and PPI Funding each have corporate offices at Two Galleria Tower, Suite 2200, 13455 Noel Rd., LB 48, Dallas, Texas 75240.

     In prior years, GBCC and its subsidiaries (including certain subsidiaries that no longer exist) conducted three major business activities: (1) hotel ownership and the management thereof; (2) management services for casino operations; and (3) ownership of the Sands Hotel and Casino in Atlantic City, New Jersey. As described below, as a result of various bankruptcies of GBCC subsidiaries, GBCC and its subsidiaries are no longer engaged in hotel and casino ownership and management services. GBCC's current business activity consists solely of the operations of Advanced Casino Systems Corporation ("ACSC") (its indirect, 100%-owned subsidiary that provides information technology systems for various casinos throughout North America).

     More specifically, as a result of the voluntary Chapter 11 bankruptcy petitions filed in 1998 by the subsidiaries GB Holdings, Inc., Greate Bay Hotel and Casino, Inc., and GB Property Funding Corp. (which cases were administratively consolidated under Case No. 98-10001, in the United States Bankruptcy Court for the District of New Jersey, Camden Vicinage, Judge Judith Wizmur presiding), see Exhibit C, GBCC no longer has any direct or indirect
                       ---------
interests or ownership in the
_______________________________

     /3/ There have been other subsidiaries in the corporate family, from time to time, that have served miscellaneous functions in the casino-ownership and management activities of the corporate family such as subsidiaries that were formed to separately hold real property that might be developed in the future and entities that owned partnership interests in management companies, etc. More details about the GBCC corporate family can be found in public SEC filings and, attached as Exhibit "D," are GBCC's year 2000 Form 10K and year 2001 (first,
            ------------
second and third quarter) Form 10Qs.

     Sands Hotel and Casino in Atlantic City. A plan of reorganization proposed in that bankruptcy case by the unsecured creditors committee and High River, an entity controlled by Carl Icahn, was confirmed in Case No. 98-10001 by a bankruptcy court order entered August 14, 2000 (after much litigation and several days of evidence), pursuant to which the equity interests of GBCC in these subsidiaries were cancelled and the Sands Hotel and Casino is now owned by High River and former public bondholders of these three entities.

     Additionally, as a result of the voluntary Chapter 11 bankruptcy petitions filed in 1999 by the subsidiaries Pratt Casino Corporation, PRT Funding Corp. and New Jersey Management, Inc. (which cases were administratively consolidated under Case No. 99-1204, in the United States Bankruptcy Court for the District of Delaware, Judge Mary Walrath presiding), see Exhibit C, GBCC no longer has
                                                ---------
any direct or indirect interests or ownership in these entities (two of these entities, Pratt Casino Corporation and New Jersey Management, Inc., were involved with management of certain casinos). More specifically, a plan of reorganization was confirmed in Case No. 99-1204 by a bankruptcy court order entered October 1, 1999, pursuant to which these three entities were merged or dissolved and then essentially liquidated, and the creditors of these entities (public bondholders) received over $40 million in cash distributions (nearly a 50% distribution on their claims). The entity Greate Bay Holdings, LLC was an entity created in connection with such confirmed plan (and pursuant to New Jersey regulatory approval, through the New Jersey Casino Control Commission and the Division of Gaming Enforcement) to serve as the equivalent of a liquidating trust and to facilitate the distributions to the public bondholders. Upon the completion of all distributions to the public bondholders under the confirmed plan, Greate Bay Holdings, LLC was dissolved.

     Additionally, as a result of the voluntary Chapter 7 bankruptcy petitions filed in 2000 by the subsidiaries Pratt-Hollywood, Inc., BPHC Acquisition, Inc. and BPHC Parking Corp. (which cases were assigned Case Nos. 00-2883, 00-2884 and 00-2885, in the United States Bankruptcy Court for the District of Delaware, Judge Mary Walrath presiding), see Exhibit "C," these subsidiaries were
                                   ----------
liquidated through the Chapter 7 process and these entities no longer exist for all intents and purposes. Note that these entities had no assets at the time of liquidation (and, in fact, never had any assets other than funds that were either expended or repaid), as the entities had originally been formed to develop a new casino in Atlantic City (in addition to the Sands Hotel and Casino), which casino never became a reality.

     Thus, there are five entities now left in the GBCC group: the four Debtor-companies plus ACSC. The four Debtor-companies are not operating companies. ACSC is an operating company (and thus the last revenue-producing entity in the GBCC family) and its stock is 100% owned by the Debtor PPI (and, thus, the ACSC stock is property of the bankruptcy estate).

     ACSC is in the business of developing, installing, licensing and providing maintenance for certain casino information technology systems and software that is used by various casino companies throughout North America. ACSC is based in Egg Harbor township, New Jersey and has contracts to provide software and technology support with various non-affiliated casinos such as Aladdin, Atlantis Paradise Island, Boyd Delta Downs, Caesars, Casino Magic, Casino Morongo, Mohegan Sun, Trump Indiana, Venetian, and various Hyatt gaming establishments, as well as with various Hollywood Casino Corporation casinos and with the Sands Hotel and Casino in Atlantic City (which, as previously discussed was formerly, but is no longer, in the GBCC corporate family). ACSC has approximately 112 employees and had revenues of $14.1 million in 2000 and is projected to have revenues of approximately $32 million in 2001. ACSC is subject to (and complies with) gaming regulations in the states of New Jersey, Mississippi, Louisiana, Nevada, Colorado, Delaware, Indiana, and in Toronto, Ontario, Canada, since ACSC provides goods and services to casinos, which are regulated, and ACSC, relatedly, has various gaming licenses and pending applications for gaming licenses in these various jurisdictions as well as with various Indian Tribal Gaming Commissions including the Cabazon Band of Mission Indians Gaming Commission, the Mohegan Tribe of Indians Tribal Gaming Commission, the Morongo Gaming Agency of the Morongo Band of Cahuilla Indians, the Twenty-Nine Palms Band of Mission Indians Gaming Commission, and the Shoshone - Bannock Gaming Commission.

     As of the Petition Date, the stock of ACSC was the only asset of the four Debtors' estates that had any material value, other than approximately $1.5 million of Cash, most of which is owned by PPI (however, each of the other Debtors, including GBCC, have a small amount of Cash available for distribution). The only other assets of the four Debtors, other than the ACSC Common Stock and the Cash, are possibly some deposits, unearned premiums, cash values of insurance policies, or prepaids in which certain of the Debtors may have rights, with respect to certain vendors or insurance companies; some office furniture/furnishings; and various inter-company/inter-Debtor receivables that are uncollectible against one another and, thus, valueless.

     ACSC is believed to be solvent and, thus, a bankruptcy filing for it was not deemed to be necessary or appropriate. The purpose of these bankruptcies is to: (a) maximize, for the benefit of creditors and/or other stakeholders of the Debtors, the only assets/value that these four Debtors' estates have, that is, by selling the stock of ACSC to an unrelated third-party purchaser and distributing the sale proceeds and other remaining cash/assets of the four Debtors' estates; and (b) wind-down in an orderly, open and responsible fashion the business affairs of the four Debtors.

     Who are the creditors and/or other stakeholders of the four Debtors? They fall into four categories:

          (1) HWCC holds Claims, in the aggregate, totaling almost $60 million against two of these Debtors (approximately $49 million against PPI Funding and approximately $10.1 million against GBCC). HWCC is a wholly owned subsidiary of Hollywood Casino Corporation, which is an owner and operator of hotels and casinos in Shreveport, Louisiana, Tunica County, Mississippi, and Aurora, Indiana. Hollywood Casino Corporation was the former parent of GBCC but is no longer related. Hollywood Casino Corporation made various loans and extended other consideration to the Debtors, GBCC and PPI Funding, in the middle-1990's at a time when it was the ultimate parent of these Debtors (as further explained in Section IV(B) below). Hollywood
                                           -------------
          Casino Corporation, in turn, made a capital contribution to its subsidiary, HWCC, of these Claims, making HWCC the holder of these Claims;

          (2) there are a handful of vendors, tax claimants, or other miscellaneous claimants of GBCC and PPI whom the Debtors intend to pay in full in cash on the Effective Date and, thus, are virtually unaffected by these Chapter 11 filings (i.e., Class 5 Unsecured Convenience Claimants that are owed less than $15,000, or elect to have their Claims reduced as such);

          (3) there are inter-company (i.e., inter-Debtor claims) that will not receive any cash consideration and will essentially be disregarded/canceled, through the process of a merger proposed by the Plan; and

          (4) there are public shareholders of GBCC whose shares will be canceled and they will receive no distribution in these cases./4/

     Thus, there are really only two categories of "stakeholders" significantly implicated by these bankruptcy proceedings: (1) HWCC; and (2) the public shareholders of GBCC. The only other parties-in-interest are: (1)
"insiders"/co-Debtors whose claims will be essentially canceled out; and (2) small trade creditors/vendors, or tax claimants whose claims are all negligible and will be paid in cash in full on the Effective Date under the Plan.

B. Explanation of Claims Against the Debtors: Origin of the Various HWCC Claims Against these Debtors

     Since HWCC is by far the largest creditor of these Debtors (in fact, the only known significant Creditor), and since the history of the HWCC Claims is rather complex, an explanation of the origins of the HWCC Claims is set forth below.

     The HWCC Claims can be divided into two categories: (A) the HWCC Claims against GBCC ($10,126,668.50) and (B) the HWCC Claims against PPI Funding ($49,219,370.05).

     1. The HWCC Claims against GBCC (aggregating $10,126,668.50)

     HWCC has four claims against GBCC that, as of the Petition Date, amount to $10,126,668.50 in the aggregate. These four claims arise from funds loaned from Hollywood Casino Corporation to GBCC during the 1993-1996 time frame (as more specifically described below) which funds were used in the operations of certain hotel and casino properties owned by GBCC or its subsidiaries. The liabilities of GBCC to HWCC are evidenced by four promissory notes (defined as the "Four GBCC Promissory Notes to Hollywood") described below:

     (a) An unsecured Promissory Note in the original principal amount of $1,250,000 dated October 29, 1993, duly executed by Pratt Hotel Corporation (n.k.a. GBCC, as of a result of a name change effectuated December 31, 1996), and payable to the order of Hollywood Casino

__________________

     /4/ The GBCC Common Stock has been trading at $0.02 per share in recent weeks, with a range between $0.01-$0.16 during the last 52-week time period. With approximately 5.2 million shares issued and outstanding, this makes the market capitalization for the GBCC Common Stock only $104,000.

     Corporation. The issuance of this promissory note was ratified by the three disinterested directors of the Board of GBCC at its meeting held on February 8, 1994. The funds that were lent by Hollywood Casino Corporation to GBCC were used in the operation of the facility known as the Holiday Inn/DFW North in Texas, which was owned by an entity of which GBCC was a partner and which GBCC operated pursuant to an operating agreement. This Promissory Note, as of the Petition Date, had an outstanding principal balance of $250,000 and accrued interest owing of $196,000.

     (b) An unsecured Promissory Note in the original principal amount of $3,000,000 dated July 12, 1996, duly executed by Pratt Hotel Corporation (n.k.a. GBCC, as a result of a name change effectuated December 31, 1996), and payable to the order of Hollywood Casino Corporation. The issuance of this promissory note was ratified by the sole attending disinterested director of the Board of GBCC at its meeting held on September 18, 1996. The funds that were lent by Hollywood Casino Corporation to GBCC were immediately loaned from GBCC to Greate Bay Hotel and Casino, Inc. ("GBHC"), then still a wholly-owned indirect GBCC subsidiary, that owned and operated the Sands Hotel and Casino in Atlantic City, for use in the operations of the Sands Hotel and Casino. (The indebtedness from GBHC to GBCC was canceled and released, effective September 10, 1998, pursuant to a settlement agreement approved by the United States Bankruptcy Court for the District of New Jersey, Camden Vicinage, in the bankruptcy case of In re Great Bay Hotel and Casino, Inc., Case No. 98-10001; Adv. Pro. No. 98-01220.) This Promissory Note, as of the Petition Date, had an outstanding principal balance of $1,954,243.50 and accrued interest owing of $2,017,779.22.

     (c) An unsecured Promissory Note in the original principal amount of $1,500,000 dated August 2, 1996, duly executed by Pratt Hotel Corporation (n.k.a. GBCC, as a result of a name change effectuated December 31, 1996), and payable to the order of Hollywood Casino Corporation. The issuance of this promissory note was ratified by the sole attending disinterested director of the Board of GBCC at its meeting held on September 18, 1996. The funds that were lent by Hollywood Casino Corporation to GBCC were also immediately loaned from GBCC to GBHC for use in the operations of the Sands Hotel and Casino. (The indebtedness from GBHC to GBCC was released and canceled, effective September 10, 1998, pursuant to a settlement agreement approved by the United States Bankruptcy Court for the District of New Jersey, Camden Vicinage, in the bankruptcy case of In re Great Bay Hotel and Casino, Inc., Case No. 98-10001; Adv. Pro. No. 98-01220.) This promissory note, as of the Petition Date, had an outstanding principal balance of $1,500,000 and accrued interest owing of $1,096,562.50.

     (d) An unsecured Promissory Note in the original principal amount of $2,000,000 dated August 7, 1996, duly executed by Pratt Hotel Corporation (n.k.a. GBCC, as a result of a name change effectuated December 31, 1996), and payable to the order of Hollywood Casino Corporation. The issuance of this promissory note was ratified by the sole attending disinterested director of the Board of GBCC at its meeting held on September 18, 1996. The funds that were lent by Hollywood Casino Corporation to GBCC were also immediately loaned from GBCC to GBHC, for use in the operations of the Sands Hotel and Casino. (The indebtedness from GBHC to GBCC was released and canceled, effective September 10, 1998, pursuant to a settlement agreement approved by the United States Bankruptcy Court for the District of New Jersey, Camden Vicinage, in the bankruptcy case of In re Great Bay Hotel and Casino, Inc., Case No. 98-10001; Adv. Pro. No. 98-01220.) This promissory note, as of the Petition Date, had an outstanding principal balance of $2,000,000 and accrued interest owing of $1,462,083.33.

     In summary, each of the Four GBCC Promissory Notes to Hollywood were duly authorized and ratified by disinterested members of the board of directors of GBCC, executed and delivered, and good and valuable consideration was received by GBCC in the form of loan proceeds.

     2. The HWCC Claim against PPI Funding ($49,219,370.05)

     The Claim held by HWCC against PPI Funding is evidenced by a "zero-coupon"
note in the face amount of $84,602,548.66 (defined herein as the "Hollywood Zero-Coupon Note from PPI Funding"). This "zero-coupon" note has a somewhat complex origin, that involves: (1) a $115,000,000 public bond issuance on which PCPI Funding was the issuer (and GBCC and PPI were both guarantors), (2) the purchase by Hollywood Casino Corporation and/or its predecessor of certain of these bonds (for the benefit of GBCC, PPI and PCPI Funding, as well as for the benefit of the public bondholders), and (3) Hollywood Casino Corporation's agreement to temporarily forego payment on the bonds, when PCPI Funding, GBCC and PPI were unable to refinance or pay off the public bonds in full upon their maturity. Note that the Hollywood Zero-Coupon Note from PPI Funding, as well as the series of transactions that pre-date and underlie it, including the $115,000,000 public bond issuance, were duly authorized and ratified by disinterested members of the board of directors of GBCC, executed and delivered, with good and valuable consideration being received by GBCC and its subsidiaries in the form of loan proceeds and numerous forebearances. The liability of PPI Funding to HWCC is more fully described as follows:

          (a) In October of 1987, the Debtor PCPI Funding was organized as a corporation under the laws of Delaware, as a special purpose entity, for the purpose of borrowing funds through the issuance of public debt, much of which public debt was expected/earmarked to be used for a new casino that was contemplated to be built in Atlantic City, NJ. At this point in time, the GBCC corporate family already owned one casino in Atlantic City--the Sands Hotel and Casino. The remainder of the public debt was to be used for various other projects or refinancings in the GBCC family.

          (b) On February 23, 1988, PCPI Funding issued $115,000,000 principal amount of 15.5 % public notes due April 1, 1998 (the "PCPI Public Notes"), pursuant to an indenture. The PCPI Public Notes were unsecured and were guaranteed by both GBCC and an entity known as Pratt Casino Properties, Inc., which was later merged with and into the Debtor PPI. Thus, three of the current Debtors--(1) GBCC, (2) PPI, as a result of the merger of the former Pratt Casino Properties, Inc. into PPI, and (3) PCPI Funding--were at one time liable on the $115,000,000 of PCPI Public Notes.

          (c) Certain of the proceeds of the PCPI Public Notes (as well as much effort and time) were spent toward the development of the concept for the new casino, but, ultimately, the new casino was never able to become a reality. The Atlantic City market and the national economy generally were depressed during this time period. Then, as the Atlantic City market continued to weaken during 1990, and the PCPI Public Notes began trading at or less than 50% on the dollar, a decision was made that perhaps it would be in the corporation's best interests for the corporation or related entities to redeem and/or buy back as many of the PCPI Public Notes as possible. Then, perhaps ultimately, a refinancing of the PCPI Public Notes could be accomplished.

          (d) Eventually, all but $38,779,000 of the $115,000,00 of PCPI Public Notes were either: (i) redeemed; or (ii) retired through the issuance of more public debt.

          (e) More specifically, first, on November 3, 1989, PCPI Funding itself redeemed $17,857,000 of the PCPI Public Notes (with proceeds from the PCPI Public Notes issuance that had been earmarked, but never used, for the new Atlantic City casino project). This left $97,143,000 of PCPI Public Notes outstanding ($115,000,000 - $17,857,000 = $97,143,000).

          (f) Then, on May 11, 1990, a corporation named PBC, Inc. (which no longer exists) was formed. On May 31, 1990, PBC, Inc. acquired $38,779,000 principal amount of the PCPI Public Notes,/5/ leaving $58,364,000 of the PCPI Public Notes still owned by the public ($97,143,000 - $38,779,000 = $58,364,000). Hollywood Casino Corporation eventually became the owner of the $38,779,000 of PCPI Public Notes that were purchased by PBC, Inc./6/

          (g) Finally in 1994, there was an opportunity to refinance the PCPI Public Notes. On February 17, 1994, yet another corporation in the GBCC family, known as PRT Funding Corp., issued $85,000,000 of public notes (the "PRT Public Notes") due April 15, 2004. The issuance was at first contemplated to be larger than this and the intention of GBCC, PPI and PCPI Funding was to retire all of the PCPI Public Notes with the proceeds of the issuance of the PRT Public Notes. However, not enough financing proceeds could ultimately be raised in the capital markets to retire all of the PCPI Public Notes and, moreover, there were operational needs and other needs for the funds from the PRT Public
_________________________

     /5/ PBC, Inc. acquired the $38,779,000 principal amount of the PCPI Public Notes for the sum of $18,359,000.

     /6/ Hollywood Casino Corporation eventually became the owner of the $38,779,000 of PCPI Public Notes acquired by PBC, Inc. because: (a) on November 8, 1990, a new entity was formed named PRT Corporation, which would later be merged with PBC, Inc. (with PRT Corporation being the survivor); and (b) PRT Corporation would later, on May 15, 1992, change its name to Hollywood Casino Corporation (hereinafter so called), making Hollywood Casino Corporation the direct owner of the $38,779,000 of PCPI Public Notes.

          Notes in the GBCC group (particularly, in connection with GBHC, the owner of the Sands Hotel and Casino in Atlantic City). Thus, a portion of the proceeds from the $85,000,000 of PRT Public Notes was used to retire the $58,364,000 of PCPI Public Notes still held by the public, and GBCC, PPI and PCPI Funding reached an agreement with Hollywood Casino Corporation that the $38,779,000 principal amount of PCPI Public Notes held by Hollywood Casino Corporation would not be retired.

               (h) Thus, $58,364,000 of the PCPI Public Notes (which had been held by the public) were extinguished in 1994 (replaced by yet different, new public note indebtedness--the PRT Public Notes),/7/ but $38,779,000 of the PCPI Public Notes remained outstanding, held by Hollywood Casino Corporation.

               (i) Meanwhile, one of the Debtors, PPI Funding, had been formed in 1993. Then, on February 17, 1994, simultaneously with the extinguishment of the $58,364,000 PCPI Public Notes held by the public, PPI Funding acquired the $38,779,000 of PCPI Public Notes that Hollywood Casino Corporation owned.

               (j) The consideration that PPI Funding exchanged with Hollywood Casino Corporation, for PPI Funding's purchase of the $38,779,000 of PCPI Public Notes from it, was a "zero-coupon note," in the deemed principal amount of $40,524,055 (the actual face amount of the note was $110,635,739.40), on which PPI Funding was the issuer/obligor./8/ Note that GBCC and PPI were not guarantors for the "zero-coupon note"
__________________________

          /7/ It was these PRT Public Notes that were discharged in connection with the 1999 Chapter 11 cases of Pratt Casino Corporation, PRT Funding Corp., and New Jersey Management, Inc. in 1999. See Exhibit C , as well as discussion
                                             ---------
in Section IV.A. herein.
   -------------

          /8/ An explanation of the "deemed principal amount and face amount of this "zero-coupon note is as follows: The note was in the actual face amount of $110,635,739.40. However, the note also, by its terms, specified that $40,524,055 was "deemed to have been advanced under the note and constituted the outstanding principal amount of the note as of the date of its issuance (February 17, 1994). This is because $40,524,055 was the amount deemed to be equal to the consideration that was given by Hollywood Casino Corporation on February 14, 1994 to PPI Funding in exchange for the zero-coupon note (in other words, Hollywood gave to PPI Funding, in consideration for the zero-coupon note, the $38,779,000 principal amount of PCPI Public Notes that it held, on which there was a "call premium of $1,745,055, which meant a total of $40,524,055 was due in respect of the PCPI Public Notes). The zero-coupon note provided that interest on the $40,524,055 deemed principal amount of the note would be accrue at the rate of 14.875%, and would be due and payable as follows: interest would be due and payable semiannually as it accrued, on February 17 and August 17 of each year and at maturity (beginning with August 17, 1994), and the entire principal amount of the note would be due and payable on February 17, 2006, provided that through February 1, 2001, payment of interest on the note would be made by an automatic advance under the note on each interest accrual date in an amount equal to the accrued unpaid interest as of such interest accrual date, and each advance would be added to and become a part of the unpaid principal balance on the note and would bear interest. Thus (as set forth on a schedule attached to the note), because of this interest-accrual-without-payment feature, $110,635,739.40 would be the ultimate amount due on the note as of February 17, 2001 (the time when the automatic advancement of interest accruals was to stop, with actual payments of semiannual interest being required thereafter).

          (whereas GBCC and PPI had been guarantors on the PCPI Public Notes). This note issued on February 17, 1994, will henceforth be referred to as the "Original Zero-Coupon Note."

               (k) Thus, as of February 17, 1994, PCPI Funding became obligated only to its sister-corporation, PPI Funding, on the PCPI Public Notes, and now only PPI Funding (not PCPI Funding, not GBCC and not PPI) was obligated to Hollywood Casino Corporation on $40,524,000 of indebtedness (face amount = $110,635,739.40; evidenced by the Original Zero-Coupon Note).

               (l) On March 31, 1995, PCPI Funding executed an amendment and restatement of the PCPI Public Notes now held by PPI Funding. More specifically, to eliminate the expense and inconvenience of maintaining an indenture and having SEC-filing requirements (when the only remaining holder of the PCPI Public Notes was a member of the GBCC corporate family), the PCPI Public Notes were essentially replaced with a new note payable by PCPI Funding to PPI Funding (with GBCC and PPI executing an amended and restated guaranty so as to remain as guarantors on the new note), such new note being hereinafter referred to as the APCPI Funding Replacement Note to PPI Funding".

               (m) Three years after its issuance, on April 1, 1997, the Original Zero-Coupon Note (which had a face value of $110,635,739.40) was split into two separate notes. The first split-off note had a face value of $84,602,548.66 and the second split-off note had a face value of $13,750,000. The reason for splitting the Original Zero-Coupon Note into two notes was as follows: A subsidiary of Hollywood Casino Corporation (i.e., HWCC-Aurora Management, Inc. ("HWCCAMI")) was purchasing from PPI a 99% general partnership interest in a casino management company named Pratt Management, L.P. The consideration Hollywood Casino Corporation paid PPI for the partnership interest was, essentially, assigning to PPI a portion ($13,750,000 face amount, to be exact) of this Original Zero-Coupon Note./9/ Thus, after the conclusion of the transactions of April 1, 1997, there was one "zero-coupon note" held by Hollywood Casino Corporation (defined as the "Hollywood Zero-Coupon Note from PPI Funding"),/10/ with a face value of $84,602,548, and there was a

___________________________

          /9/ Hollywood Casino Corporation also gave PPI additional consideration for the 99% general partnership it was acquiring from PPI. More specifically, Hollywood Casino Corporation additionally conveyed to PPI an assignment of accrued interest in the amount of $350,000 (i.e., a portion of interest that had accrued in connection with the Four GBCC Promissory Notes to Hollywood) and a new promissory note from HWCCAMI to PPI in the original principal amount of $3,800,000 (which note was amended and restated in a $2,160,199.63 Hollywood Casino Corporation-to-PPI Note on October 13, 1999 (hereinafter, "PPI's $2M Hollywood Receivable"). PPI's $2M Hollywood Receivable was the subject of a standstill agreement for several months, in light of the substantial indebtedness owed back to Hollywood Casino Corporation by PPI's subsidiary, PPI Funding. As explained at Section IV(G) of this Disclosure
                                         -------------
Statement, PPI's $2M Hollywood Receivable was ultimately conveyed to HWCC in December 2001, and a portion of the outstanding balance of the Hollywood Zero-Coupon Note from PPI Funding was setoff (i.e., reduced) by the balance outstanding on PPI's $2M Hollywood Receivable.

          /10/ The new Hollywood Zero-Coupon Note from PPI Funding was actually secured by the stock of Pratt Casino Corporation, a former subsidiary of PPI, which proved worthless. Pratt Casino second "zero-coupon note" in the amount of $13,750,000 now held by PPI Funding's direct-parent, PPI (defined as the "Split-Off Zero-Coupon Note from PPI Funding"). Both the Hollywood Zero-Coupon Note and the Split-Off Zero-Coupon Note from PPI Funding held by PPI have the same interest-accrual feature (i.e., interest-accrual-without-payment feature, until February 17, 2001--the time when the automatic advancement of interest accruals was to stop) as the Original Zero-Coupon Note (as explained in footnote 8 herein).

               (n) On December 17, 1997, Hollywood Casino Corporation decided to forgive $37,000,000 of the face amount ($23,630,771 discounted amount) of the indebtedness accumulated on the Hollywood Zero-Coupon Note from PPI Funding. As of the Petition Date, the PPI Funding indebtedness, in respect of the Hollywood Zero-Coupon Note from PPI Funding, is equal to $49,219,370.05. Likewise, as of the Petition Date, the PPI Funding indebtedness to PPI, in respect of the Split-Off Zero-Coupon Note, is equal to $15,492,168.00.

          3. HWCC as Current Holder of the Four GBCC Promissory Notes to Hollywood and the Hollywood Zero-Coupon Note.

               In December 2001, Hollywood Casino Corporation effectuated a capital contribution to its wholly owned subsidiary HWCC, pursuant to which it conveyed to HWCC the Hollywood Zero-Coupon Note from PPI Funding and the Four GBCC Promissory Notes to Hollywood. Thus, HWCC is now the direct Creditor of GBCC and PPI Funding, in respect of the Claims described in Section IV(B)(1) and (2) hereinabove.
                              ----------------     ---

          4. Hollywood Casino Corporation as Former Ultimate Parent of the Debtors.

               At the time that the Four GBCC Promissory Notes to Hollywood were executed (giving rise to Hollywood Casino Corporation's various Claims against GBCC) and at the time most of the events underlying the Hollywood Zero-Coupon Note from PPI Funding occurred, Hollywood Casino Corporation was the ultimate publicly owned parent corporation of the Debtor-entities, owning directly 80% of the Common Stock of GBCC (then known as Pratt Hotel Corporation). In late 1996, Hollywood Casino Corporation spun off its 80% interest in GBCC to the Hollywood Casino Corporation shareholders and Pratt Hotel Corporation (as GBCC was then-known) then changed its name to GBCC. Thus, at least originally (at the time when GBCC first became a publicly held company with public shareholders), the GBCC shareholders were one-and-the-same as the Hollywood Casino Corporation public shareholders.

          For several years prior to the spin-off, the Hollywood Casino Corporation group of companies had engaged in a variety of hotel and gaming acquisitions, developments and, in some cases, divestitures. As a result of these activities, the corporate structure of, and the intercorporate

________________________________________________________________________________

Corporation was the subject of a Chapter 11 case filed in 1999, as discussed previously at Section IV(A) herein, and no longer exists.
              -------------
finances among, the Hollywood Casino Corporation group of companies became somewhat complex.

   As explained earlier, over the past several years, GBCC has divested (are lost through bankruptcy proceedings) all of its hotel and casino properties and, as of the Petition Date, conducted and had interests in only one remaining operation: ACSC, a direct, wholly-owned subsidiary of PPI, which is not liable for any of the Claims against these Debtors, and which is engaged in the casino information technology systems and software business. There are, however, quite a number of intercorporate obligations among and between GBCC and its subsidiaries that remain to this day.

C. Recap: Assets and Liabilities of the Four Debtors as of Petition Date.

   1.   GBCC
        ----

        Assets:
        -------

     .    Cash $394,000.00 (est.).
          ----
     .    Prepaid Insurance $0.
          -----------------
     .    Deposits, Retainers, Refunds and other items $22,499.40.
          --------------------------------------------
     .    PPI Stock --100% of the Common Stock of PPI. Value: $0.
          ---------

   Liabilities:
   ------------

     .  Notes Payable:
        --------------
        *Four GBCC Promissory Notes to Hollywood (Balance: $10,126,668.50). *GBCC $23,265,577 Promissory Note to PCPI Funding.
        *GBCC/Joplin DQ Promissory Note to PCPI Funding.

     .  Other Indebtedness/Payables:
        ----------------------------
        *GBCC $16,265,000 Indebtedness to PPI Funding.
        *GBCC $2,200,000 Indebtedness to PPI.
        *GBCC Guarantee of the PCPI Funding Replacement Note to PPI Funding (Contingent Balance: $66,019,632).
     . Misc. Trade Debt /Taxes. Balance unknown (believed insignificant; proof of claim process to determine).


   2.   PPI
        ---

        Assets:
        -------

     .  Cash -- $1.5 million (est.).
        ----
     .  Miscellaneous Refunds/Receivables -- $21,500(est.).
        ---------------------------------
     .  Note(s) Receivable:
        -------------------
        *Split-Off Zero-Coupon Note. Balance: 15,492,168.00.

                                                                          Page24

          *GBCC $2,200,000 Indebtedness to PPI.
     .    Office Furniture & Equipment -- Value: $1,000.
          ----------------------------
     .    ACSC Stock --100% of the Common Stock of ACSC. Value: $14.6 million.
          ----------
     .    PCPI Funding Stock --100% of the Common Stock of PCPI Funding. Value:
          ------------------
          $0.
     .    PPI Funding Stock --100% of the Common Stock of PPI Funding. Value:
          -----------------
          $0.


          Liabilities:
          ------------

     . PPI Guarantee of the PCPI Funding Replacement Note to PPI Funding (Contingent Balance: $66,019,632).
     . Misc. Trade Debt/Taxes. Balance unknown (believed $0; proof of claim process to determine).

   3.     PCPI Funding
          ------------

          Assets:
          -------

     .    Cash -- $5,605.75.
          ----
     .    Note(s) Receivable:
          -------------------
          *GBCC $23,265,577 Promissory Note to PCPI Funding.
          *GBCC/Joplin DQ Promissory Note to PCPI Funding.


          Liabilities:
          ------------

     .    Notes Payable:
          --------------
          *PCPI Funding Replacement Note to PPI Funding (Balance: $66,019,632). *PCPI Funding $13,450 Indebtedness to PPI.

   4.     PPI Funding
          -----------

          Assets:
          -------
     .    Cash -- $6,160.65.
          ----
     .    Note(s) Receivable:
          -------------------
          *PCPI Funding Replacement Note to PPI Funding (Balance: $66,019,632). *GBCC $16,265,000 Indebtedness to PPI Funding.


          Liabilities:
          ------------

     .    Notes Payable:
          --------------

          *Hollywood Zero-Coupon Note from PPI Funding. Balance: $49,219,370.05.

           *Split-Off Zero-Coupon Note.  Balance:  $15,492,168.00.


     Attached at Exhibit "D" are the audited balance sheet, statement of
                 ----------
operations and cash flow as of and for the fiscal quarters ended March 31, June 30, and September 30, 2001 contained in Forms 10-Q filed by GBCC with the SEC, on a consolidated basis, which have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period covered thereby (except as noted therein), and are consistent in all material respects with the books and records of the Debtors. The auditors for the Debtors are Deloitte & Touche.

D.   Board of Directors and Executive Officers of Debtors

     The Executive Officers of GBCC are currently: John C. Hull (Chairman of the Board and Chief Executive Officer), Edward T. Pratt, Jr. (Vice Chairman of the Board, Treasurer, and Assistant Secretary), Edward T. Pratt, III (President and Chief Operating Officer), William D. Pratt (Executive Vice President, Secretary and General Counsel), Charles F. LaFrano III (Vice President and Assistant Secretary), and Lawrence C. Cole (Vice President for Management Information Systems). The Board of Directors of GBCC is currently comprised: Jack E. Pratt, Edward T. Pratt, Jr., William D. Pratt, Bernard A. Capaldi, Michael J. Chesser, and John C. Hull.

     The Executive Officers of PPI are currently: Jack E. Pratt (President), Edward T. Pratt, Jr. (Vice President/Treasurer), William D. Pratt (Vice President/Secretary), Edward T. Pratt, III (Vice President/Assistant Secretary), and John C. Hull (Vice President/Assistant Secretary). The Board of Directors of PPI is currently comprised: Jack E. Pratt, Edward T. Pratt, Jr., William D. Pratt, and Edward T. Pratt, III.

     The Executive Officers of PCPI Funding are currently: Jack E. Pratt (President), Edward T. Pratt, Jr. (Vice President/Treasurer), William D. Pratt (Vice President/Secretary), Edward T. Pratt, III (Vice President/Assistant Secretary), Charles F. LaFrano, III (Vice President), and John C. Hull (Vice President/Assistant Secretary and Principal Accounting Officer). The Board of Directors of PCPI Funding is currently comprised: Jack E. Pratt, Edward T. Pratt, Jr., and William D. Pratt.

     The Executive Officers of PPI Funding are currently: Jack E. Pratt (Chairman of the Board, President and Chief Executive Officer), Edward T. Pratt, Jr. (Vice Chairman of the Board), William D. Pratt (Executive Vice President, General Counsel, and Secretary), Edward T. Pratt, III (Executive Vice President), Charles F. LaFrano, III (Vice President and Assistant Secretary) and John C. Hull (Vice President/Assistant Secretary and Principal Accounting Officer). The Board of Directors of PPI Funding is currently comprised: Jack E. Pratt, Edward T. Pratt, Jr., William D. Pratt, and Edward T. Pratt, III.

     Note that the only salaried employee of any of the Debtors is John C. Hull, who has an employment contract with GBCC, and is paid for his services as CEO of GBCC. His annual salary for year 2001 was $215,000, plus a year-end bonus of $35,000. A Motion to assume such employment agreement is anticipated to be filed during the case, to ensure that the Estates can retain the benefit of Mr. Hull's services through consummation of a Plan.

E. Stock Ownership of GBCC Common Stock of Certain Beneficial Owners and Management

     The following table sets forth, as of the date of this Disclosure Statement, the number of shares owned by any person that might be defined as an "insider" under the Bankruptcy Code, known by GBCC to own beneficially Common Stock of GBCC, including the number of shares owned beneficially by directors and executive officers. GBCC owns of record all of the issued and outstanding shares of common stock of PPI. PPI owns of record all of the issued and outstanding shares of common stock of each of PCPI Funding and PPI Funding.

     1.  Stock Ownership

           (a)      Authorized Stock:

                    (i)      Common Stock:  10,000,000 shares ($0.10 par value)

                    (ii)     Preferred Stock

                             (A) Class A Preferred Stock: 150,000 shares ($100 stated value)

                             (B) Class B Preferred Stock: 10,000,000 shares ($1.00 par value)

           (b)      Issued Stock:

                    (i)      Common Stock:  5,186,627 shares

                             (A)    Owned by Pratt Family - 1,880,843 shares


           Pratt Family Member                         GBCC Stock Ownership
           -------------------                         --------------------

           Maria A. Pratt                                129,223 shares

           Sharon Pratt Naftel                           77,396 shares*

           Diana Pratt Wyatt                             77,396 shares*

           Carolyn Pratt Hickey                          77,396 shares*

           Shawn Denise Bradshaw                         27,453 shares*

           Michael Shannan Pratt                         27,453 shares*

           WDP Jr. Family Trust                          27,452 shares***

        Edward T. Pratt III                                     82,510 shares

        Jack E. Pratt                                          658,738 shares

        Jack E. Pratt, Custodian for

            Michael Eldon Pratt                                 80,246 shares

        Jack E. Pratt, Custodian for

            Caroline de LaFontaine Pratt                        80,246 shares

        C.A. Pratt Partners, Ltd.                               58,106 shares**

        Jill Pratt LaFerney
                                                                87,159 shares*

        John R. Pratt                                           87,159 shares*

        Edward T. Pratt, Jr.                                   180,469 shares

        William D. Pratt                                        61,849 shares

        Linda M. Pratt                                          60,172 shares
                                                                -------------

                                                             1,880,423 shares

        *Subject to voting trust arrangement giving one of Jack E. Pratt,

        William D. Pratt or Edward T. Pratt III voting power

        **Controlled by Jack E. Pratt

        ***Controlled by William D. Pratt

                      B.   Owned by Rest of Public - 3,306,204 shares

                  (ii)     Preferred Stock

                      A.   Class A Preferred Stock:  0 shares

                      B.   Class B Preferred Stock:  0 shares

F.   Existing and Potential Litigation/Proceedings

     There is no existing and/or potential litigation/proceedings (in a non-bankruptcy context) of which the Debtors are aware, that would involve any of the three Debtors.

G.   Preference and Other Avoidance Litigation.

     1. Generally. During the ninety (90) days prior to the Petition Date, the Debtors made various payments and other transfers to creditors on account of antecedent debts. In addition, during the one-year period prior to the filing date, the Debtors may have made certain transfers to, or for the benefit of, certain "insider" creditors (pursuant to the Bankruptcy Code's definition of "insiders," 11 U.S.C. (S) 101(31)). While most of those payments were made in the ordinary course of the Debtors' business, some of those payments may be subject to avoidance and recovery by the Debtors' estates as preferential and/or fraudulent transfers pursuant to sections 329, 544, 547, 548 and 550 of the Bankruptcy Code. The Debtor, PPI, transferred the following consideration to Creditor HWCC in December 2001 (i.e., within the preference period): $2 million in Cash and PPI's $2 Million Hollywood Receivable (the latter of which was a note receivable held by PPI on which Hollywood Casino Corporation was the maker, as further referenced in footnote 9 herein). These payments were on account of the Hollywood Zero-Coupon Note from PPI Funding. PPI made these transfers through a capital contribution to its wholly-owned subsidiary PPI Funding, who is the obligor on the Hollywood Zero-Coupon Note to PPI Funding, and then PPI Funding actually made the transfers to HWCC. The payments were made in furtherance of and in connection with a long-term standstill and forebearance agreement among GBCC, PPI, PPI Funding and Hollywood Casino Corporation (and, more recently, HWCC) and as part of an overall effort to maintain the cooperation of HWCC and Hollywood Casino Corporation in putting together the accompanying Plan on a consensual basis. The Debtors do not believe these prepetition payments to HWCC would be deemed preferences under Section 547 of the Bankruptcy Code since the payments did not enable HWCC to receive more than it otherwise would in a hypothetical Chapter 7 case involving PPI Funding, or these Debtors generally (since, upon information and belief, there are no other Creditors implicated by these cases, other than a few small trade Creditors or tax Creditors, that will be paid in full under the proposed Plan, and the intercompany Claims--which will be canceled under the proposed Plans). Moreover, any such other Creditors that exist are Creditors of GBCC, and the transfers to HWCC that occurred happened at the PPI and PPI Funding level.

     Pursuant to Section 1123(b)(3)(B) of the Code, except as described in
Section IV.E.2. below, and in the other releases expressly set forth in the
--------------
Plan, the Liquidating Trustee, on behalf of the Debtors' Estates and holders of Allowed Claims and Allowed Interests, shall retain all Causes of Action which the Debtors had or had power to assert immediately prior to Confirmation of the Plan, including, without limitation, actions for the avoidance and recovery pursuant to Section 329 of the Code or Section 550 of the Code of transfers avoidable by reason of Sections 544, 545, 547, 548, 549 or 553(b) of the Code, and may commence or continue, in any appropriate court or tribunal, any suit or other proceeding for the enforcement of such Causes of Action. All Causes of Action shall remain the property of the Liquidating Trustee post-Effective Date, and, if pursued and any recovery is ultimately realized, the proceeds of any such recovery would ultimately become Miscellaneous Assets (to be disbursed to the Class 6 Claimant(s)). With respect to any potential avoidance actions, in determining whether to pursue legal remedies for the avoidance and recovery of any transfers, the

                                                                         Oage 29
likelihood of successful recovery must be weighed against the legal fees and other expenses that would likely be incurred by the Liquidating Trustee. Inasmuch as the Debtors' investigation of such payments is in its initial phase, the Debtors are unable to provide any meaningful estimate of the total amount that could be recovered. The Debtors are unaware of any statutory liens, fraudulent conveyance actions, or avoidable setoffs. As described above, the Plan contemplates that all non-insider creditors except the Class 1 and 6 Claims (which are likely to consist only of the HWCC Claims), will be paid in full. Accordingly, recovery on preferences or avoidance actions from Creditors would provide no benefit to the Estates, except for, perhaps, a benefit to HWCC. Unless HWCC (as the largest, and likely only, Class 1 and 6 Creditor) makes demand upon the Debtors and/or the Liquidating Trustee to pursue preferences/avoidance actions prior to Confirmation, the Debtors anticipate that no preference or avoidance actions will be pursued.

     2. Certain Released Avoidance Actions. If Classes 1 and 6 accept the Plan in accordance with Section 1126(c) of the Code, then, upon the Effective Date, the holders of Claims in Classes 1 and 6 and their respective officers, directors, employees, members and agents and any attorneys and accountants employed by any of them or acting on their behalves shall be released from any and all claims, obligations, suits, judgments, damages, rights, causes of action and liabilities whatsoever (including, without limitation, those arising under the Code), whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part on any act, omission, transaction, event or other occurrence taking place before, on or after the Petition Date up to the Effective Date, in any way relating to their Claims and their activities in the Bankruptcy Case, as further set forth in
Section 6.6(B) of the Plan. Further, upon the Effective Date, the Debtors shall
--------------
be deemed to have released all causes of action under sections 544, 545, 547, 548, 549, and 550 of the Bankruptcy Code to avoid and recover prepetition transfers to any of the Class 1 and 6 holders, and any of their attorneys and respective transferees.

Except as set forth in Section IV.F.2 hereinabove, any creditor that received a
                       --------------
pre-petition payment from the Debtors after September 29, 2001, or, in the case of insiders, after December 28, 2000, is hereby notified that the Debtors and/or Liquidating Trustee may sue it to recover those payments if they constitute preferences under section 547 of the Bankruptcy Code.

                                       V.
                          EVENTS LEADING TO BANKRUPTCY

     As addressed previously at Section IV.A. of this Disclosure Statement, in
                                ------------
prior years, GBCC and its subsidiaries (including certain subsidiaries that no longer exist) were actively involved in: (1) hotel ownership and the management thereof; (2) management services for casino operations; and (3) ownership of the Sands Hotel and Casino in Atlantic City, New Jersey. However, as a result of various bankruptcies of GBCC subsidiaries, and other divestitures in the ordinary course of business, GBCC and its subsidiaries are no longer engaged in hotel and casino ownership and management services. GBCC's current business activity consists solely of the operations of ACSC. While this entity standing alone is profitable, the four Debtor entities are encumbered with debt from previous years' activities.

     In the months prior to the filing of their bankruptcy cases, as the continuing insolvency of the Debtors became more of an issue that impacted their future viability, the Debtors began considering the possibility of marketing ACSC, as a way to maximize value for the Debtors' Creditors and Interest holders. In fact, the Debtors' Chapter 11 filing was the culmination of many months of negotiations between the Debtors and Hollywood Casino Corporation, concerning the significant indebtedness owed to HWCC, and the ultimate decision to implement a restructuring of the indebtedness to it through a sale of ACSC and the execution of such a sale through a Chapter 11 bankruptcy case.

A.   Formal Marketing of ACSC

     The Debtors, with the support and cooperation of Hollywood Casino Corporation and HWCC, spent many months in 2000 and 2001 first independently soliciting interest in a possible sale of either the assets of ACSC or the ACSC Common Stock./11/ Then, in early 2001, Hollywood Casino Corporation retained CIBC World Markets ("CIBC") as a financial advisor to assist GBCC, PPI and ACSC in a formal marketing process./12/

     CIBC, in cooperation with the Debtors and ACSC, actively marketed ACSC and, among other things, sent a Confidential Information Memorandum to various prospective purchasers for use in considering their interest in ACSC. CIBC actively and aggressively pursued all reasonable alternatives for the sale of ACSC. Among other things, it contacted numerous industry and financial parties regarding capital infusion, business combinations, and outright acquisitions of all or part of ACSC.

     Certain potential bidders signed confidentiality agreements with GBCC, PPI and ACSC, and were permitted access to an ACSC "data room" for due-diligence purposes. With the assistance of CIBC, the Debtors and ACSC fielded questions of bidders. Initial indications of interest were received from four potential bidders.

     By early fall 2001, CIBC, the Debtors, and ACSC focused their attention on two serious players and negotiations commenced with these entities. These entities submitted competing bids and draft stock purchase agreements. CIBC and the Debtors analyzed the competing bids and draft stock

__________________________

     /11/   Among other things, the Debtors obtained a third-party independent appraisal, from the firm of Howard Frazier Barker Elliott, Inc., with regard to ACSC, in order to better inform them as to third parties' perceptions of value of ACSC, a copy of which appraisal will be made available upon any party-in-interest's request to Debtors' counsel, and a copy of which will also be submitted to the Court in connection with the hearing requesting permission to sell, pursuant to Section 363 of the Bankruptcy Code, the ACSC Common Stock.

     /12/   CIBC was actually engaged by Hollywood Casino Corporation (the parent of the largest creditor, HWCC) and CIBC's fees have been, and will continue to be, the responsibility of Hollywood Casino Corporation. The Debtors submit that this is akin to the situation in which a creditors committee insists on its own financial advisor being involved with the marketing of the debtor-company.

purchase agreements to determine which bid and proposed terms provided the greatest value to Creditors.

B. Selection of Proposal of ACSC Acquisitions, Inc. a Wholly Owned Subsidiary of Bally Gaming, Inc., As Highest and Best Alternative

     Although another bid proposal was received, the highest and best bid, considering both price and contingencies, was and continues to be the proposal of ACSC Acquisitions, Inc. a wholly owned subsidiary of Bally Gaming, Inc. ("Purchaser") to acquire the ACSC Common Stock for $14.6 million Cash, subject to certain purchase price adjustments and other adjustments as more fully described in the Stock Purchase Agreement ("SPA"), which was executed on December 19, 2001, among Purchaser, PPI, GBCC and ACSC, and is attached as Exhibit "1" to the Plan./13/

     The Debtors' Plan contemplates the sale of the ACSC Common Stock to Purchaser, as set forth in the SPA, and pursuant to a Motion filed, pursuant to
Section 363 of the Bankruptcy Code, to sell assets outside of the ordinary course of business, free and clear of all liens, claims and encumbrances. It is anticipated that the sale would be considered by the Bankruptcy Court for approval prior to a confirmation hearing on this Plan and that, if such sale is approved, that the sale would be promptly consummated and the Sale Proceeds used to consummate this Plan. The Debtors filed a Sale Motion on December 28, 2001, specifically asking for the entry of an order: (a) authorizing GBCC and PPI to assume the SPA, pursuant to Section 365 of the Bankruptcy Code, (b)

________________________

     /13/ The most noteworthy potential purchase-price adjustment (that could operate to either increase or decrease the $14.6 million proposed purchase price) is described at Section 1.4(a) of the SPA and pertains to the working capital balance of ACSC at the time of a closing of the proposed sale. More specifically, it is anticipated that ACSC's working capital balance, at the time of closing of the proposed sale, will be within a range, or collar, between $5.1 million and $6.1 million. Within a few days after the closing, it is anticipated that ACSC will deliver to the Debtors and the Buyer (and HWCC) a balance sheet prepared as of the date of the closing that reflects what the working capital balance is as of the time of the closing and that, if such balance is less than $5.1 million, then the $14.6 million purchase price will be decreased by the difference, and if such balance is more than $6.1 million, then the $14.6 million purchase price will be increased by the difference. For purposes of providing for PPI's potential obligation to, essentially, return a portion of the sale proceeds, in the event that ACSC's working capital balance turns out to be less than $5.1 million, a $2.6 million "secondary escrow" is proposed to be established and it is proposed that these escrow proceeds will either be released to the Debtor PPI (in the event that the ACSC working capital balance turns out to be between $5.1 million and $6.1 million, as is anticipated) or an appropriate amount of the secondary escrow will be released to Buyer, in the event that the working capital balance turns out to be less than $5.1 million.

          Other potential purchase price adjustments that might result would be in the event there is ever determined to be any breach of a representation, warranty or covenant made by the Debtors in the SPA. A "primary escrow" in the amount of $1,000,000 is proposed to be established (from the $14.6 million of sale proceeds) to provide for any such liability of the Debtors that might arise for any such alleged breach by the Debtors. This would be the sole remedy for Buyer for any such alleged breach (except in the case of fraudulent, illegal or certain other types of knowing and willful breaches, as defined in Section 14.4 of the SPA). The "primary escrow is proposed to be kept in place for eighteen months.

further authorizing GBCC and PPI to implement the SPA and approving all ancillary agreements incorporated therein or relating thereto,/14/ and (c) authorizing PPI to convey to Buyer the ACSC

_____________________
          /14/ The "ancillary agreements" referred to would include, in pertinent part:

               (1)  Two Escrow Agreements (Exhibits B and C to the SPA),
                    ---------------------
               pursuant to which an aggregate of $3,600,000 of the $14.6 million of sale proceeds shall be kept in escrow for a period of time (see footnote 13 herein, for a more detailed explanation of both the "Primary Escrow Agreement," pursuant to which $1,000,000 of the sale proceeds will be kept in escrow for a short period of time, and the "Secondary Escrow Agreement," pursuant to which $2.6 million of the sale proceeds will be kept in escrow for an 18-month period).

               (2)  A form of new "License and Maintenance Agreement" (not an
                    ------------------------------------------------
               Exhibit to the SPA, but referenced in the SPA), to be entered into between ACSC and each of Hollywood Casino-Aurora, Inc., Hollywood Casino Shreveport and HWCC-Tunica, Inc. (three wholly owned subsidiaries of Hollywood Casino Corporation, each of which are already licensed to use the technology of ACSC), which will be effective after a closing of the proposed sale to Buyer. The purpose of the new form of "License and Maintenance Agreement" is to give these Hollywood Casino Corporation subsidiaries "most favored nation" status as to certain pricing and terms with ACSC going forward and the right to make future upgrades with regard to ACSC's technology. Whereas this type of form of License and Maintenance Agreement is not atypical, and there are other large customers of ACSC who have comparable arrangements, these particular Hollywood subsidiaries' agreements are acknowledged in the SPA, and are being specifically disclosed herein (in the interest of full and fair disclosure), since HWCC, a wholly owned subsidiary of Hollywood Casino Corporation, is the largest creditor herein and since Hollywood Casino Corporation negotiated this new form of License and Maintenance Agreement on a dual track with Debtors' negotiation of the SPA.

               (3)  The "Third Amendment to Employment Agreement" between Larry
                    -----------------------------------------------------------
               Cole, the President of ACSC, and ACSC (Exhibit G to the SPA),
               -------------------------------------
               pursuant to which Mr. Cole, who originally created ACSC's technology and whose continued involvement with ACSC, for at least some period of time, would have been critical to any buyer, is given a continuing employment agreement, and Mr. Cole is also giving Buyer a non-compete agreement. It should also be noted that, pursuant to a Second Amendment to Employment Agreement with Mr. Cole, executed between ACSC and Mr. Cole prepetition, ACSC promised certain "Sale Incentive Compensation" to Mr. Cole in the event of a sale of ACSC (whether an asset sale or stock sale) to any unrelated third-party. The "Sale Incentive Compensation" promised by ACSC to Mr. Cole, in the event of a sale of ACSC to an unrelated third party, was: 5% of any sale proceeds up to $8 million; 10% of any sale proceeds in excess of $8 million; and 15% of any sale proceeds in excess of $15 million. In order to avoid any issues as to the enforceability of this prepetition Second Amendment to Employment Agreement in the bankruptcy case, and the issue of whether Mr. Cole indeed has a legal or equitable entitlement to the Sale Incentive Compensation, HWCC has agreed, in this Third Amendment to Employment Agreement, that it will pay the Sale Incentive Compensation to Mr. Cole, as defined in the Second Amendment to Employment Agreement, from the distribution it ultimately receives in these bankruptcy cases, pursuant to the Plan, and yet another escrow agreement is contemplated to provide

Common Stock. In exchange, Purchaser shall pay to PPI an estimated purchase price of $14.6 million, subject to those certain purchase-price adjustments and other adjustments mentioned previously.

C.   Alternative Purchasers

     Although the Debtors and CIBC will continue to consider any alternative proposal that might be presented to them, the Debtors intend to go forward as soon as possible and attempt to have approved the proposed sale of the ACSC Common Stock to Purchaser, pursuant to the terms of the Stock Purchase Agreement. The Debtors have invested more than one year in efforts to market ACSC to prospective purchasers, and have invested more than two months in intensive negotiations with Purchaser, and do not believe that they should suspend or abandon the process with the Purchaser. The Debtors believe that they conducted exhaustive and diligent marketing efforts prepetition and that no further marketing is necessary or would be productive with regard to the ACSC Common Stock. The Debtors believe that the Purchaser proposal and this Plan provide a greater net recovery to Creditors than any alternative. Therefore, Debtors have proceeded with the solicitation of the Plan, based on the Stock Purchase Agreement with Purchaser, while simultaneously remaining open, as a fiduciary, to any alternative proposals. In the event that any alternative proposal becomes demonstrably superior to the Purchaser's Stock Purchase Agreement, the Debtors will assess with their Creditor(s) whether an alternative transaction should be pursued. This approach will allow the Debtors to move expeditiously ahead to Confirmation, consistent with its fiduciary duty to remain open to considering a superior noncontingent transaction if one presents itself.

D.   Possibility of Auction for an Acquisition of the ACSC Common Stock

     The Debtors believe, based upon both the third-party appraisal and the vigorous marketing efforts that have taken place over the last few months, that the Stock Purchase Agreement with Purchaser, as described above, presents the best opportunity to maximize value for the ACSC Common Stock, for the benefit of these Debtors' Estates. Moreover, the Debtors believe that further marketing efforts or auction procedures are not likely to result in additional incremental bids or greater net recoveries for Unsecured Creditors and Interest holders than that proposed in the Plan.

     Although it is the Debtors' view that they and CIBC have exhausted prepetition the marketing process and that further bidding will not likely occur, the Debtors have filed, on December 28, 2001, a Debtors' Alternative Motion for Order Approving: (i) Break-Up Fee, Overbid Protections, and Certain Other Bid Procedures in Connection with Proposed Sale of Common Stock of Advanced Casino Systems Corporation; and (ii) Form and Manner of Notice Related to Sale (and Brief in Support) ("Alternative Motion for Bid Procedures"), asking for Court approval of certain auction procedures and bid protections that are designed to try to stimulate further bidding (and make certain there has been maximization of value) and protect Purchaser who has expended significant time and expense in pursuing a transaction with the Debtors to this point. The Debtors will attempt to have the Alternative Motion approved, and the bid protections and procedures implemented, in the

________________________________________________________________________________

           for this payment.

event that the Court will not grant the Sale Motion and approve the sale of the ACSC Common Stock to Purchaser without further auction procedures. Among the Bid Protections and Procedures sought are: (a) a $400,000 break-up fee for Purchaser and expense reimbursement of up to $150,000, in the event that an alternative transaction is consummated; (b) overbid protection, so that no competing bid will be considered unless equal to the Purchaser's purchase price, plus the break-up fee and expense reimbursement, plus $500,000; and (c) a deadline of ________________, 2002, for competing bids and an auction at the offices of Klehr, Harrison in Wilmington, Delaware, on _______________, 2002, in the even there are competing bidders.

                                       VI.

                           POST-BANKRUPTCY OPERATIONS
                             AND SIGNIFICANT EVENTS

A.   Post-Bankruptcy Operations

     Since the Debtors filed their voluntary petitions on December 28, 2001, the Debtors have continued to operate in the normal course of business. The Debtors have not made any significant purchases or sales of assets, and the Debtors are paying postpetition obligations (except for those subject to Court approval) as they become due.

B.   Significant Orders Entered During the Case

     On the Petition Date, the Debtors filed a number of motions designed to allow them to continue their business in the ordinary course without unnecessary disruption as a result of the bankruptcy filings. [The Court entered orders that, among other things, allowed the Debtors' cases to be jointly administered, allowed the Debtors to maintain their bank accounts and cash management system, set a shortened bar date for the filing of proofs of claim, and authorized the Debtors to employ certain professionals including the law firms of Haynes and Boone, L.L.P. ("H&B") and Klehr, Harrison, Harvey, Branzburg & Ellers ("Klehr"). The Debtors also obtained a hearing on their Motion for Order Authorizing Private Sale of the Common Stock of Wholly Owned Non-Debtor Subsidiary, Advanced Casino Systems Corporation, Free and Clear of Liens, Claims, and Encumbrances, Pursuant to 11 U.S.C. (S) 363(f) and F.R.B.P. 6004, and for Authority to Assume Stock Purchase Agreement Relating Thereto, Pursuant to 11 U.S.C. (S) 365 (the "Sale Motion"), which hearing was set for _______________, 2002. The Debtors also obtained a hearing on their Alternative Motion for Approval of Break Up Fee and Other Bid Protections and Procedures ("Alternative Bid Procedures Motion") on _________________, 2002. The Alternative Bid Procedures Motion is intended to seek approval of a break-up fee for Purchaser and certain other bid protections and procedures (including a defined auction procedure) in the event that the Court will not approve a sale of the ACSC Common Stock to Purchaser without further marketing and auction efforts. If the Court grants the relief requested in the Sale Motion, without requiring further marketing and auction efforts, then the Alternative Bid Procedures Motion will be withdrawn as moot.]

C.       Professionals' Fees and Expenses

         1.   Professionals employed by the Debtors

         [H&B was employed as co-counsel to the Debtors pursuant to Court Order entered [January__], 2002. H&B was retained to serve as the Debtors' bankruptcy and general counsel. Prior to the Petition Date, the Debtors paid H&B a $75,000 retainer, which H&B currently holds.

         Klehr was employed as co-counsel to the Debtors pursuant to Court Order entered [January__], 2002. Klehr was retained to perform general bankruptcy services for the Debtors. Prior to the Petition Date, the Debtors paid Klehr a $ 25,000 retainer (plus $3,320 for Bankruptcy Court filing fees), which Klehr currently holds.

         H&B estimates its fees and expenses during this Chapter 11 case may be _________________. Klehr estimates its fees and expenses during this Chapter 11 case may be _________________. H&B and Klehr will file first and final fee applications at the end of the Chapter 11 cases requesting reimbursement of their fees and expenses incurred during the Chapter 11 cases.

                                      VII.

                             DESCRIPTION OF THE PLAN

A.       Introduction

         A summary of the principal provisions of the Plan and the treatment of Classes of Allowed Claims and Interests is set out below. The summary is qualified in its entirety by the Plan. This Disclosure Statement is only a summary of the terms of the Plan. It is the Plan and not the Disclosure Statement that governs the rights and obligations of the parties.

B.       Designation of Claims and Interests

         The following is a designation of the classes of Claims and Interests under this Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Tax Claims have not been classified and are excluded from the following classes. A Claim or Interest is classified in a particular class only to the extent that the Claim or Interest qualifies within the description of that class, and is classified in another class or classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other class or classes. A Claim or Interest is classified in a particular class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that class and has not been paid, released or otherwise satisfied before the Effective Date; a Claim or Interest which is not an Allowed Claim or Interest is not in any Class. Notwithstanding anything to the contrary contained in the Plan, no distribution shall be made on account of any Claim or Interest which is not an Allowed Claim or Allowed Interest.

              Class                                             Status
              -----                                             ------

Claims

Class 1: HWCC's Claim against                        Impaired - entitled to vote
         PPI Funding, in respect of
         respect of the Hollywood
         Zero-Coupon Note from PPI Funding,
         which Claim is Allowed by this
         Plan in the total amount of
         $49,219,370.05.


Class 2: Intercompany Claims Against GBCC            Impaired - entitled to vote

         (consisting of: (a) PPI's Claim
         against GBCC in respect of the
         GBCC $2,200,000 Indebtedness to
         PPI; (b) PPI's $350,000 Claim
         against GBCC; (c) PCPI Funding's
         Claim against GBCC in respect of
         the GBCC $23,265,577 Promissory
         Note to PCPI Funding; (d) PCPI
         Funding's Claim against GBCC in
         respect of the GBCC/Joplin DQ
         Promissory Note to PCPI Funding;
         and (e) PPI Funding's Claim
         against GBCC in respect of the GBCC
         $16,265,000 Indebtedness to PPI
         Funding).

Class 3: Intercompany Claims Against PCPI            Impaired - entitled to vote
         Funding

         (consisting of: (a) PPI's Claim
         against PCPI Funding in respect of
         the PCPI $13,450 Indebtedness to PPI;
         and (b) PPI Funding's Claim
         against PCPI Funding in respect of the
         PCPI Funding Replacement
         Note to PPI Funding).

Class 4: Intercompany Claims Against                 Impaired - entitled to vote
         PPI Funding

         (consisting of PPI's Claim Against
         PPI Funding in respect of the
         Split-Off Zero-Coupon Note from PPI
         Funding).

Class 5:      Unsecured Convenience Claims       Impaired - entitled to vote
              Against any of GBCC, PPI,
              PCPI Funding or PPI Funding

              (consisting of any trade claim
              or other Unsecured Claim in the
              amount of $15,000 or less, or
              any that elect to reduce their
              Claims to $15,000; any such
              Claims are believed to be only
              against GBCC).

Class 6:      General Unsecured Claims           Impaired - entitled to vote
              against any of GBCC, PPI, PCPI
              Funding, or PPI Funding, not
              otherwise classified

              (Class 6 is believed to consist
              only of the Claims of HWCC in
              respect of the Four GBCC
              Promissory Notes to Hollywood,
              which Claims are Allowed by this
              Plan in the aggregate amount of
              $10,126,668.50).

C.       Interests

Class 7:      Interests of GBCC's                Impaired - not entitled to vote
              Equity Security Holder             (deemed to reject; 11 U.S.C.(S)
                                                 1126(g))

Class 8:      Interests of PPI's                 Impaired - entitled to vote
              Equity Security Holder

Class 9:      Interests of PCPI Funding's        Impaired - entitled to vote
              Equity Security Holder

Class 10:     Interests of PPI Funding's         Impaired - entitled to vote
              Equity Security Holder

D.       Treatment of Claims and Interests

         1.       Treatment of Unclassified Claims.

                  (a)      Allowed Administrative Claims.

                           (i)      General. Subject to the bar date provisions
in the Plan (to the extent applicable), each holder of an Allowed Administrative Claim shall receive Cash (from the Chapter 11 Payables Reserve) equal to the unpaid portion of such Allowed Administrative Claim on the later of (1) the Effective Date or as soon as practicable thereafter, (2) the date on which such Claim becomes an Allowed Administrative Claim, and (3) such other date as is mutually agreed upon by (a) the Debtors and/or the Liquidating Trustee and (b) the holder of such Claim.

                           (ii)     Bar Date for Administrative Claims.

                                    *General Provisions. Except as provided in
Section  3.1(C) of the Plan, and except with regard to statutory fees pursuant
---------------
to 28 U.S.C. (S)1930, requests for payment of Administrative Claims must be Filed no later than forty-five (45) days after the Effective Date. Holders of Administrative Claims (including, without limitation, professionals requesting compensation or reimbursement of expenses) that are required to File a request for payment of such Claims and that do not File such requests by the applicable bar date shall be forever barred from asserting such Claims against the Debtors, the Estates, the Liquidating Trustee, any of their affiliates, or any of their respective property.

                                    *Professionals.  All  professionals or other
entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Effective Date (including, without limitation, any compensation requested by any professional or any other entity for making a substantial contribution in the Bankruptcy Case) shall File and serve on the Debtors and/or Liquidating Trustee and their counsel, any official committee appointed in this Bankruptcy Case and its counsel, and the United States Trustee an application for final allowance of compensation and expenses no later than forty- five (45) days after the Effective Date. Any professional fees and reimbursements of expenses incurred by Debtors or any official committees (or any successor thereto), relating solely to the closing of the transactions contemplated by the Plan, objections to Claims and the prosecution of fee applications subsequent to the Effective Date, shall be paid by the Liquidating Trustee from the remaining Chapter 11 Payables Reserve without application to the Bankruptcy Court.

                                    *Objections to Administrative Claims,
Including Those of Professionals. Objections to requests for payment of Administrative Claims (including objections to applications of professionals for compensation or reimbursement of expenses) must be Filed and served on the claimant and/or professional to whom the objection is addressed, the Debtors and/or Liquidating Trustee, any official committee, and the United States Trustee, no later than sixty-five (65) days after the Effective Date.

                           (iii)    Payment of Statutory  Fees. Notwithstanding
any other provision of this Plan, all fees payable pursuant to 28 U.S.C(S) 1930 shall be paid in Cash when due by the Debtors and/or the Liquidating Trustee.

                           (iv)     Ordinary Course Liabilities. Notwithstanding
any other provision of the Plan, holders of Administrative Claims based on liabilities incurred postpetition in the ordinary course of the Debtors' business shall not be required to File any request for payment of such Claims, and such obligations shall be paid as they become due by the Debtors and/or the Liquidating Trustee, unless the Debtors and/or the Liquidating Trustee and a holder of such a Claim otherwise mutually agree.

                  (b) Allowed Tax Claims. The holders of Allowed Tax Claims shall be paid in full in Cash (from the Chapter 11 Payables Reserve) on the later of (1) the Effective Date or as soon as practicable thereafter, (2) the date on which such Claim becomes an Allowed Tax Claim, and (3) such other date as is mutually agreed upon by the Debtors and/or the Liquidating Trustee and the holder of such Claim.

         2.       Classification and Treatment of Classified Claims and
                  Interests

                  (a) Class 1 -HWCC's Claim against PPI Funding in respect of the Hollywood Zero-Coupon Note from PPI Funding, in the total Allowed Amount of $49,219,370.05. The Allowed Class 1 Claim shall be discharged, extinguished and satisfied in full by the distribution to the Class 1 holder of the following consideration on the Effective Date: the Sale Proceeds and the existing Cash of PPI (as further described in Section 6.1(B) of the Plan).
                             --------------

                  (b) Class 2 -Intercompany Claims Against GBCC (consisting of: (a) PPI's Claim against GBCC in respect of the GBCC $2,200,000 Indebtedness to PPI; (b) PPI's $350,000 Claim against GBCC; (c) PCPI Funding's Claim against GBCC in respect of the GBCC $23,265,577 Promissory Note to PCPI Funding; (d) PCPI Funding's Claim against GBCC in respect of the GBCC/Joplin DQ Promissory Note to PCPI Funding; and (e) PPI Funding's Claim against GBCC in respect of the GBCC $16,265,000 Indebtedness to PPI Funding). The Allowed Class 2 Claims shall be deemed discharged, extinguished and satisfied in full, as of the Effective Date, by virtue of the merger described at Section 6.1(C) of the Plan.
                                           --------------

                  (c) Class 3 -Intercompany Claims Against PCPI Funding (consisting of: (a) PPI's Claim against PCPI Funding in respect of the PCPI Funding $13,450 Indebtedness to PPI; and (b) PPI Funding's Claim against PCPI Funding in respect of the PCPI Funding Replacement Note to PPI Funding). The Allowed Class 3 Claims shall be deemed discharged, extinguished and satisfied in full, as of the Effective Date, by virtue of the merger described at Section
                                                                     -------
6.1(C) of the Plan.
------

                  (d) Class 4 -Intercompany Claims Against PPI Funding (consisting only of PPI's Claim Against PPI Funding in respect of the Split-Off Zero-Coupon Note from PPI Funding). The Allowed Class 4 Claim shall be deemed discharged, extinguished and satisfied in full, as of the Effective Date, by virtue of the merger described at Section 6.1(C) of the Plan.
                                  --------------

              (e) Class 5 -Unsecured Convenience Claims against any of GBCC, PPI, PCPI Funding or PPI Funding (trade claims or other). To the extent necessary for purposes of section 1122 of the Code, the Allowed Unsecured Convenience Claims against each of GBCC, PPI, PCPI Funding and PPI Funding shall be deemed classified in separate sub-Classes hereunder (however, the Debtors believe that there are only Class 5 Claims against GBCC). The Allowed Class 5 Claims shall be discharged, extinguished, and satisfied in full, by the distribution of Cash to each holder of an Allowed Class 5 Claim, in the full amount of any such holder's Allowed Claim (from the Chapter 11 Payables Reserve or, alternatively, from Insurance Proceeds if any such Claim is an Insured Claim), on the later of (A) the Effective Date or as soon as practicable thereafter; (B) the date on which any such Claim becomes an Allowed Claim; and
(C) such other date as is mutually agreed upon by the Debtors and/or the Liquidating Trustee and the holder of any such Claim. Notwithstanding the foregoing, any right of setoff that the Debtors may have with regard to any of these Claims is preserved.

              (f) Class 6 -General Unsecured Claims Against any of GBCC, PPI, PCPI Funding or PPI Funding, not Otherwise Classified (believed to consist only of HWCC's Claims against GBCC in respect of the Four GBCC Promissory Notes to Hollywood, in the aggregate Allowed Amount of $10,126,668.50). To the extent necessary for purposes of section 1122 of the Code, the Allowed General Unsecured Claims against each of GBCC, PPI, PCPI Funding and PPI Funding shall be deemed classified in separate sub-Classes hereunder. The Allowed Class 6 Claims, shall be discharged, extinguished and satisfied in full by the distribution to the Class 6 holder(s) of the following consideration, on or as soon as practicable after, the Effective Date: the Excess Chapter 11 Payables Reserve and the Miscellaneous Assets. To the extent that there is more than one holder of an Allowed Claim in this Class, the holders shall share Pro Rata in the Excess Chapter 11 Payables Reserve and the Miscellaneous Assets.

              (g) Class 7 -Interests of the holders of the GBCC Common Stock. The Allowed Class 7 Interests shall be canceled, extinguished, and of no further force or effect as of the Effective Date. The Holders of the Class 7 Interests will not receive any distribution on account of their Interests.

              (h) Class 8 -Interests of the holder of the PPI Common Stock. The Allowed Class 8 Interests shall be canceled, extinguished, and of no further force or effect as of the Effective Date. The holder of the Allowed Class 8 Interests (GBCC) shall receive the remaining assets of PPI at the time of the merger described in Section 6.1(C) of the Plan.
                    -------------

              (i) Class 9 -Interests of the holder of the PCPI Funding Common Stock. The Allowed Class 9 Interests shall be canceled, extinguished, and of no further force or effect as of the Effective Date. The holder of the Allowed Class 9 Interests (PPI) shall receive the remaining assets of PCPI at the time of the merger described in Section 6.1(C) of the Plan.
                           -------------

              (j) Class 10 -Interests of the holder of the PPI Funding Common Stock. The Allowed Class 10 Interests shall be canceled, extinguished, and of no further force or effect as of the Effective Date. The holder of the Allowed Class 10 Interests (PPI) shall receive the remaining assets of PPI Funding at the time of the merger described in Section 6.1(C) of the Plan.
                                    -------------

                                      VIII.
                     MEANS FOR EXECUTION AND IMPLEMENTATION
                                   OF THE PLAN

         A. Plan Implementation Steps Occurring on or around the Effective Date. On the Effective Date, or as soon as practicable thereafter, the following events shall occur in the following sequence:

         1.  PPI's Contribution to PPI Funding of Sale Proceeds and Cash.
             -----------------------------------------------------------
             PPI, which will be holding the Sale Proceeds, between the time of the consummation of the Sale, pursuant to the Sale Order, and the Effective Date, shall immediately make a capital contribution to PPI Funding of: (1) the Sale Proceeds, as well as (2) PPI's other Cash that it has on hand (in addition to the Sale Proceeds).

         2.  Distribution of Sale Proceeds and PPI's Cash to HWCC. PPI
             ----------------------------------------------------
             Funding shall immediately thereafter distribute: (1) the Sale Proceeds, and (2) PPI's other Cash that it has on hand (in addition to the Sale Proceeds) to HWCC, on account of its Allowed Class 1 Claim, in respect of the Hollywood Zero-Coupon Note from PPI Funding.

         3.  Simultaneous Merger of PPI, PCPI Funding and PPI Funding with
             -------------------------------------------------------------
             and into GBCC. Simultaneously thereafter, each of PPI, PCPI
             -------------
             Funding and PPI Funding shall merge with and into GBCC. In the process, all of the Intercompany Claims (in Classes 2, 3, and
             4) will essentially be eliminated and will be deemed discharged, extinguished and satisfied in full, as of the Effective Date, by virtue of the merger. Similarly, the PPI Common Stock (Class 8), the PCPI Funding Common Stock (CLASS
             9), and the PPI Funding Common Stock (Class 10) shall be canceled by virtue of this merger, with GBCC succeeding to all of the remaining assets and liabilities of PPI, PCPI Funding, and PPI Funding.

             After the implementation of the merger, GBCC will have the following known assets:

                      ASSETS
                      ------
                      -Cash (GBCC"s own Cash, as well as possibly a negligible
                            amount of Cash that either PCPI Funding or PPI Funding had on hand)
                      -Miscellaneous Assets (deposits, prepaids, furniture,
                            etc.)

             Additionally, after the implementation of the merger, GBCC will have the following liabilities:

                      LIABILITIES
                      -----------
                      -Administrative Claims against any of the Debtors

                      -Tax Claims against any of the Debtors
                      -Class 5 Unsecured Convenience Claims against any of the
                       Debtors
                      -Class 6 General Unsecured Claims against any of the
                       Debtors

             Class 6 is believed to consist only of the Claims of HWCC in respect of the Four GBCC Promissory Notes to Hollywood. Class 5 is believed to consist of only a handful of vendor claims against GBCC.

         4.  Establishment of the Chapter 11 Payables Reserve, Conveyance of
             ---------------------------------------------------------------
             Chapter 11 Payables Reserve and Miscellaneous Assets to Liquidating
             -------------------------------------------------------------------
             Trustee, and Distributions to holders of any Allowed Administrative
             -------------------------------------------------------------------
             Claims, Allowed Tax Claims, and Allowed Unsecured Convenience
             -------------------------------------------------------------
             Claims in Class 5. On the Effective Date, after Steps 1-3 above,
             -----------------
             GBCC shall set aside the Cash it has on hand and such Cash shall constitute the Chapter 11 Payables Reserve. GBCC shall immediately convey the Chapter 11 Payables Reserve to the Liquidating Trustee. GBCC shall also immediately convey the Miscellaneous Assets to the Liquidating Trustee. The Liquidating Trustee shall forthwith make the Cash Distributions required under the Plan to any holder of Allowed Administrative Claims, Allowed Tax Claims, and Allowed Unsecured Convenience Claims in Class 5 against any of GBCC, PPI, PCPI Funding or PPI Funding from the Chapter 11 Payables Reserve, unless the Debtors and any holder of such a Claim shall have otherwise mutually agreed. In addition to making such Distributions, the Liquidating Trustee shall set aside and hold in reserve any undistributed Chapter 11 Payables Reserve for any Administrative Claims, Tax Claims, and Unsecured Convenience Claims in Class 5 that are not yet Allowed Claims as of the Effective Date, until such time as such Claims have become resolved by a Final Order.

         5.  Cancellation of GBCC Common Stock and Equity Interests. At this
             ------------------------------------------------------
             stage, GBCC will have no remaining assets (having conveyed all remaining assets to the Liquidating Trustee). The Interests of the holders of the GBCC Common Stock (CLASS 10) shall be canceled and there shall be no distribution to the holders of GBCC Common Stock. GBCC will be dissolved.

         6.  Distribution of any Excess Chapter 11 Payables Reserve and
             ----------------------------------------------------------
             Miscellaneous Assets to holder(s) of Allowed Class 6 Claims. At
             -----------------------------------------------------------
             this stage, the only remaining assets available for distribution will be: (1) any Excess Chapter 11 Payables Reserve (held by the Liquidating Trustee), after satisfaction of the Allowed Administrative Claims, Allowed Tax Claims, and Allowed Class 5 Convenience Claims against the Debtors, as well as (2) any Miscellaneous Assets. On the Effective Date or as soon thereafter as practicable (at the earliest practicable time after all Disputed Claims and other Claims against the Debtors not yet Allowed as of the Effective Date have become resolved by a Final Order), the Liquidating Trustee will distribute any Excess Chapter 11 Payables Reserve and the Miscellaneous Assets to the holder(s) of Class 6 Claims in full discharge of the Class 6 Claims. Once again, the Debtors believe that the only Claims that will be Allowed in Class 6 will be HWCC's Claims in respect of the Four GBCC Promissory Notes to Hollywood. To the extent that there is more than one holder of an Allowed Claim in this Class, the holders shall share Pro Rata in the Excess Chapter 11 Payables Reserve. Additionally, if HWCC is the only holder of an Allowed Class 6 Claim, the Liquidating Trustee may distribute any Miscellaneous Assets that are not readily convertible into Cash to HWCC in kind. If there is more than one holder of an Allowed Class 6 Claim, the Liquidating Trustee will liquidate and convert to Cash any Miscellaneous Assets and then distribute the proceeds Pro Rata among the Allowed Class 6 Claimants.

         B. Merger of Corporate Entities. In order to optimize the benefits of the Plan for the Debtors' Estates and their Creditors, certain corporate consolidation (i.e., the merger of PPI, PCPI Funding and PPI Funding into GBCC) and other transactions with or among related entities are occurring as of the Effective Date. Notwithstanding the occurrence of any such consolidation or other transactions as of the Effective Date, Persons holding Claims against or Interests in any Debtor are receiving treatment under the Plan that is at least as favorable as any treatment to which such Creditor or Interest holder would have been entitled to receive if such consolidation or transactions had not occurred. This is largely due to the fact that the only Creditor that is expected to have an Allowed Claim against any of these Debtors (excluding Allowed Administrative Claims, Allowed Tax Claims, and Allowed Class 6 Unsecured Convenience Claims, all of which will be paid in Cash in full) is HWCC. However, even if there are other third-party Creditors who are granted Allowed Claims in Class 6 in this Bankruptcy Case (i.e., who have Allowed Claims against GBCC or any of the other Debtors), this Plan affords at least as favorable treatment to such Creditors as they would be entitled in a Chapter 7 case in which no merger and/or no substantive consolidation were involved. The liquidation analysis at Section XIII of this
                                                   ------------
             Disclosure Statement illustrates what would happen to Creditors/Interest holders in Chapter 7 Cases of these Debtors where no substantive consolidation occurs.

         C. Transfer of Assets to the Liquidating Trust. On the Effective Date, pursuant to Section 6.1(D) hereinabove, GBCC shall deliver the
                         -------------
             Chapter 11 Payables Reserve and the Miscellaneous Assets to the Liquidating Trust, on behalf of and for the benefit of the holders of Allowed Administrative Claims, Allowed Tax Claims, the Allowed Class 5 Claims, and Allowed Class 6 Claims, all of whom shall collectively be the beneficial interest holders of the Liquidating Trust.

         D. Ratification of Liquidating Trust Agreement. On the Effective Date, each Creditor will be deemed to have ratified and become bound by the terms of the Liquidating Trust Agreement. The Liquidating Trust Agreement shall become effective upon its execution by the Debtors and acceptance by the Liquidating Trustee.

         1. Powers and Duties. The Liquidating Trustee shall have the powers, duties and obligations specified in this Plan and the Liquidating
         Trust Agreement.

          2. Compensation of Liquidating Trustee. The Liquidating Trustee shall be entitled to receive from the Trust Estate compensation for his services as Liquidating Trustee substantially in accordance with the description in the Liquidating Trust Agreement, which compensation shall be approved by the Court at the Confirmation Hearing. The Liquidating Trustee shall also be reimbursed by the Trust Estate for all reasonable out-of-pocket expenses incurred by the Liquidating Trustee in the performance of his duties.

          3. Limitation of Liability. The Liquidating Trustee shall use reasonable discretion in exercising each of the powers herein granted. No Liquidating Trustee or any attorney, agent, or servant of the Liquidating Trustee shall be personally liable in any case whatsoever arising in connection with the performance of obligations under this Plan, whether for their acts or their failure to act unless they shall have been guilty of willful fraud or gross negligence.

          The Liquidating Trustee may consult with attorneys, accountants, and agents, and the opinions of the same shall be full protection and justification to the Liquidating Trustee and his employees for anything done or admitted or omitted or suffered to be done in accordance with said opinions. The Liquidating Trustee shall not be required to give any bond for the faithful performance of his duties hereunder or under the Liquidating Trust Agreement.

          4. Right to Hire Professionals and Agents. The Liquidating Trustee shall have the right to reasonably utilize the services of attorneys or any other professionals which, in the discretion of the Liquidating Trustee, are necessary to perform the duties of the Liquidating Trustee. Reasonable fees and expenses incurred by the attorneys, accountants or other agents of the Liquidating Trustee shall be paid by the Liquidating Trust. The Liquidating Trustee may hire agents to effect distributions from the Liquidating Trust, and may pay the reasonable fees and expenses of such agents.

          5. Tax Treatment of the Liquidating Trust. It is intended that the Liquidating Trust will be treated as a "liquidating trust" within the meaning of Treasury Regulations Section 301.7701-4(d). Accordingly, for federal income tax purposes, the transfer and assignment of the assets, as described in Section 6.1(D) hereinabove shall be treated as
                                  --------------
          a deemed transfer and assignment of such assets to the holders of Claims who are beneficiaries of the Trust, followed by a deemed transfer and assignment by such holders to the Liquidating Trust. The Liquidating Trust shall be treated as a grantor trust owned by such holders. Each owner of an interest in the Liquidating Trust shall be considered for tax purposes to own an undivided interest in the assets of the Liquidating Trust. The Liquidating Trustee shall provide any Creditor with an Allowed Administrative Claim, Allowed Tax Claim, Allowed Class 5 Claim, or Allowed Class 6 Claim with a valuation of the assets transferred to the Liquidating Trust and such valuation shall be used consistently by the Debtors, the

          Liquidating Trust and all Creditors for all federal income tax purposes. All items of income, deduction, credit or loss of the Liquidating Trust shall be allocated for federal, state and local income tax purposes on a current basis among the Creditors, as set forth in the Liquidating Trust Agreement; provided, however, that to the extent that any item of income cannot be allocated to a particular Creditor in the taxable year in which it arises, the Liquidating Trust shall pay the federal, state, and local taxes attributable to such income (net of related deductions) at the highest rate applicable to trusts (for federal tax purposes, 39.6% currently). The Liquidating Trust shall file annual information returns as a grantor trust pursuant to Treasury Regulations Section 1.671-4(a) that will include information concerning the allocation of items of income, gain or loss, deduction or credit to the Creditors. Each Creditor will receive a copy of such information return.

          6. Termination of Liquidating Trust. The duties, powers and responsibilities of the Liquidating Trustee shall terminate two years after the Effective Date or, if earlier, upon the liquidation and distribution to the holders of beneficial interests in the Liquidating Trust of all proceeds in the Liquidating Trust estate in accordance with this Plan. If all proceeds in the Liquidating Trust have not been distributed to holders of beneficial interests in the Liquidating Trust, the term of the Liquidating Trust may be extended from time to time by order of the Bankruptcy Court for such period or periods as it determines are reasonable, such determination to be made within six months of the beginning of the extended period.

          E. Cancellation of GBCC Common Stock and Ultimate Dissolution of GBCC. As of the Effective Date, the GBCC Common Stock shall be terminated and statements of resolution and any other documentation governing such GBCC Common Stock shall be rendered void. After the transfer of assets from GBCC to the Liquidating Trustee described in Section
                                                                   -------
          6.1(D) of the Plan, and the cancellation of the GBCC Common Stock as
          ------
          described in Section 6.1(E) of the Plan, the officers of the GBCC
                       --------------
          shall sign and file articles of dissolution for GBCC with the Secretary of State of the State of Delaware, substantially in the form that will be included with the Plan Supplement (the "Articles of Dissolution"). [Pursuant to Delaware law, no approval of the shareholders or directors of GBCC shall be required for the filing of the Articles of Dissolution.]

          F. Corporate Action. Upon entry of the Confirmation Order, the events and/or transactions set forth in Section VIII.A hereinabove shall be
                                           --------------
          and be deemed authorized and approved in all respects. On the Effective Date, the matters provided under the Plan involving the capital and corporate structures and governance of the respective Debtors, including the described merger of PCPI Funding, PPI Funding and PPI with and into GBCC, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to applicable state laws without any requirement of further action by the stockholders or directors of the Debtors. On the Effective Date, the Debtors and the Plan shall be authorized and directed to take all necessary and appropriate actions to effectuate the transactions contemplated by the Plan in the name of and on behalf of the Debtors.

     G. Objections to Claims. Except as otherwise provided for with respect to Administrative Claims and applications of professionals for compensation and reimbursement of expenses, as provided in Section
                                                                     -------
          3.1(A) hereof, or as otherwise ordered by the Bankruptcy Court after
          ------
          notice and a hearing, objections to Claims, shall be Filed and served upon the holder of such Claim not later than the later of (A) forty-five (45) days after the Effective Date, and (B) forty-five (45) days after a proof of claim is Filed, unless this period is extended by the Court on request of a party seeking to object. After the Effective Date, the Plan Agent shall be the sole entity with standing to object to Claims (other than Claims of professionals for compensation and reimbursement of expenses). The Plan Agent shall remain in existence for at least until such time as all Disputed Claims and other Claims not yet Allowed as of the Effective Date have become resolved by a Final Order.

                                       IX.
                       CONDITIONS TO CONFIRMATION OF PLAN

     A. Conditions to Confirmation. Except as expressly waived by the Debtors, Hollywood Casino Corporation, and HWCC, the following conditions must occur and/or be satisfied prior to Confirmation of the Plan:


          1. The Sale shall have been consummated and the Sale Proceeds shall have been received by PPI.

          2. The Debtors must have requested and obtained from the Bankruptcy Court a Claims Bar Date for the Claims against the Debtors (excluding Claims of governmental entities), and such Claims Bar Date shall have passed.

          3. There shall be no Claims for cure of executory contracts or unexpired leases.

          4.   All Claims of HWCC shall be allowed under the Confirmation Order.

          5. The Confirmation Order (and related findings of fact and conclusions of law) shall be in form and substance reasonably satisfactory to the Debtors, Hollywood Casino Corporation, and HWCC.

          6. The documentation in the Plan Supplement shall be in form and substance reasonably satisfactory to the Debtors, Hollywood Casino Corporation, and HWCC.

     B. Waiver of Conditions. The Debtors, Hollywood Casino Corporation, and HWCC may waive any condition set forth above at any time, without notice, without leave of or order of the Court, and without any formal action other than proceeding to confirm the Plan.

                                       X.
                     CONDITIONS TO EFFECTIVENESS OF THE PLAN

     A. Conditions to Effectiveness. Except as expressly waived by the Debtors, Hollywood Casino Corporation, and HWCC, the following conditions must occur and be satisfied on or before the Effective
          Date:

          1. The Confirmation Order (and related findings of fact and conclusions of law) shall have been signed by the Court and duly entered on the docket for the Bankruptcy Case by the clerk of the Court, in form and substance reasonably acceptable to the Debtors, Hollywood Casino Corporation, and the HWCC and, unless otherwise agreed to in writing by the Debtors, Hollywood Casino Corporation, and HWCC, shall include, among other things, findings of fact and conclusions of law that:

               a. release the Debtors, Hollywood Casino Corporation, HWCC and their post-closing affiliates, representatives, employees and agents from any claims related to or arising in the Case through the Effective Date other than claims arising under the Plan and the Stock Purchase Agreement;

               b. provide, pursuant to Section 1125(e) of the Bankruptcy Code, that Persons who have solicited acceptances or rejections of the Plan have acted in good faith and in compliance with the provisions of the Bankruptcy Code, and are not liable on account of such solicitation or participation for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan; and

               c. provide the injunction necessary to effectuate the releases set out in the Plan.


          2.   The Confirmation Order shall have become a Final Order.

          3. The Sale shall have been consummated and the Stock Purchase Agreement shall not have been terminated and there shall be no fact, event, condition or circumstance that will impede or prevent the distribution of the Sale Proceeds as contemplated by the Plan on the Effective Date.

     B. Waiver of Conditions. The Debtors, Hollywood Casino Corporation, and HWCC may waive any condition set forth above (except for Section A.2.
                                                                   -----------
          at any time, without notice, without leave of or order of the Court, and without any formal action other than proceeding to consummate the Plan.

                                       XI.
                      FUTURE BUSINESS/WINDING UP OF ESTATES
                               POST-EFFECTIVE DATE

     The Debtors will cease to exist after the Effective Date. The Liquidating Trustee will have all authority, vested in it by the Confirmation Order, to wind up the business of the Estates, including making Distributions pursuant to the Plan, prosecuting objections to Claims and possibly pursuing Avoidance Actions (if determined to be in the best interests of the Creditors), and filing all necessary reports to the Court and the United States Trustee. The name of the individual that will serve on and after the Effective Date as the Liquidating Trustee will be identified in a document to be filed with the Bankruptcy Court as part of the Plan Supplement.

                                      XII.
                              RISKS AND FEASIBILITY

     The Plan contemplates, in principal part, a sale of the ACSC Common Stock to Purchaser, pursuant to a Section 363 sale that would occur prior to confirmation, and the distribution of the Sale Proceeds and other residual assets of the Estates to Creditors. Because ACSC is a regulated entity (subject to gaming laws in various jurisdictions), Purchaser will need regulatory approval from various jurisdictions to qualify to purchase the Common Stock of ACSC. It is the Debtors' good faith belief that there is virtually no risk associated with Purchaser obtaining such regulatory approvals because Purchaser is already qualified in many of these jurisdictions. In any event, the Debtor do not anticipate proceeding to confirmation under the Plan (or pursuing solicitation) until a sale of the ACSC Common Stock to Purchaser has been consummated.

                                      XIII.
                  ALTERNATIVES TO PLAN AND LIQUIDATION ANALYSIS

     There are three possible consequences if the Plan is rejected or if the Bankruptcy Court refuses to confirm the Plan: (a) the Bankruptcy Court could dismiss the Debtors' Chapter 11 bankruptcy cases, (b) the Debtors' Chapter 11 bankruptcy cases could be converted to liquidation cases under Chapter 7 of the Bankruptcy Code, or (c) the Bankruptcy Court could consider an alternative plan of reorganization proposed by some other party.

A.   Dismissal

     If the Debtors' bankruptcy cases were to be dismissed, the Debtors would no longer have the protection of the Bankruptcy Court and the applicable provisions of the Bankruptcy Code.

B.   Chapter 7 Liquidation

     If the Plan is not confirmed, it is likely that the Debtors' Chapter 11 cases will be converted to cases under Chapter 7 of the Bankruptcy Code, in which a trustee or trustees would be elected or appointed to liquidate the assets of the Debtors for distribution to creditors in accordance with the priorities established by the Bankruptcy Code. Whether a bankruptcy case is one under Chapter 7 or Chapter 11, secured creditors, Administrative Claims and Priority Claims are entitled to be paid in cash and in full before unsecured creditors receive any funds.

     If the Debtors' Chapter 11 cases were converted to Chapter 7, the present Administrative Priority Claims may have a priority lower than priority claims generated by the Chapter 7 cases, such as the Chapter 7 trustee's fees or the fees of attorneys, accountants and other professionals engaged by the trustee.

     The Debtors believe that liquidation under Chapter 7 would result in far smaller distributions being made to Creditors than those provided for in the Plan. Conversion to Chapter 7 would give rise to (a) additional administrative expenses involved in the appointment of a trustee and attorneys and other professionals to assist such trustee; (b) additional expenses and Claims, some of which would be entitled to priority, which would be generated during the liquidation; and (c) a possible failure to realize the value of the ACSC Common Stock that has been generated through the extensive prepetition marketing process (see discussion at Section V
                                                                    ---------
     hereinabove).

     In a Chapter 7 liquidation, it is very likely that general unsecured creditors, other than HWCC, would receive little or a greatly diminished recovery on their claims. This is because, in a Chapter 7 liquidation scenario, the HWCC Class 1 Claim against PPI Funding in the amount of approximately $49.2 million, in respect of the Hollywood Zero-Coupon Note from PPI Funding, would legally entitled HWCC to receive virtually all assets of these Estates. This is illustrated as follows:

First, the administering of the PPI Funding Chapter 7 Estate:
-------------------------------------------------------------

As described in Section IV herein, HWCC has an approximately $49.2 million Claim
                ----------
against PPI Funding in respect of the Hollywood Zero-Coupon Note. HWCC is the only Creditor of PPI Funding (other than PPI, which has an approximately $15.5M Claim against PPI Funding in respect of the Split-Off Zero-Coupon Note). Thus, in a hypothetical Chapter 7 of PPI Funding, a Chapter 7 Trustee would distribute to HWCC 76% of the PPI Funding assets and would distribute to PPI 24% of the PPI Funding assets.

Note that the only assets of PPI Funding are the PCPI Funding Replacement Note to PPI Funding (on which approximately $66 million is owing) and the GBCC $16,265,000 Indebtedness to PPI Funding. The Chapter 7 Trustee would have to attempt to liquidate these two notes. The next step to do that would be to look to the Estate/Trustee of PCPI Funding.

The Administering of the PCPI Funding Chapter 7 Estate:
-------------------------------------------------------

The PPI Funding Trustee would be the only Creditor of PCPI Funding (in respect of the PCPI Funding Replacement Note to PPI Funding) so he/she would be entitled to all of its assets of PCPI Funding (actually, PPI has a negligible Claim in the amount of $13,450 against PCPI Funding, so this analysis will assume, for the sake of argument, that the Chapter 7 Trustee of PPI Funding gets 99% of the assets of PCPI Funding and PPI gets 1% of the assets of PCPI Funding).

The only assets of PCPI Funding are two notes against GBCC (the GBCC $23,265,577 Promissory Note to PCPI Funding and the GBCC/Joplin DQ Promissory Note to PCPI Funding), having an aggregate amount owing on them of $50M). Thus, the PPI Funding Trustee would be entitled to 99% of any recovery obtained on these two GBCC notes having an aggregate balance of over $50M, with HWCC entitled to 76% of that 99% recovery and PPI entitled to 24% of that 99% recovery). Before analyzing the administering of the GBCC Chapter 7 Estate (where clearly the PPI Funding Trustee is going to be the largest creditor, by virtue of (a) the GBCC $16,265,000 Indebtedness to PPI Funding that he/she directly holds, plus (b) his entitlement to 99% of what the PCPI Funding Trustee recovers on the GBCC $23,265,577 Promissory Note to PCPI Funding and the GBCC/Joplin DQ Promissory Note to PCPI Funding, having an aggregate amount owing on them of $50M), the administering of the PPI Chapter 7 estate should be analyzed.

The Administering of the PPI Chapter 7 Estate:
----------------------------------------------

PPI actually has some assets of quantifiable value--namely, approximately $1.5 million of Cash and the ACSC Common Stock. The Chapter 7 Trustee of PPI has substantial value to liquidate. Assuming he/she sells the ACSC Common Stock, and otherwise liquidates the PPI assets, who is the PPI Chapter 7 Trustee going to distribute the consideration to? Who are the Creditors of PPI?

As it turns out, PPI only has one known liability: a contingent liability in respect of the PPI Guarantee of the PCPI Funding Replacement Note to PPI Funding. Thus, the Chapter 7 Trustee of PPI Funding (who is only holding some questionably-collectible notes from GBCC and PCPI Funding) is most certainly going to "call" that guarantee and file a proof of claim on account of it. Thus, the Chapter 7 Trustee of the PPI Funding Estate will be the only creditor of PPI and entitled to all of the assets of the PPI Estate. Upon recovery of these assets, HWCC would be entitled to 76% of them and PPI (or actually, now, the PPI Chapter 7 Trustee) would be entitled to 24% of them. Obviously, there would be an "setoff" (or accounting adjustment) to deal with the circularity of the PPI Trustee being entitled to 24% of the recovery that the PPI Funding Trustee realizes out of the PPI Estate. The end result would be that HWCC would be entitled to all of the assets/recovery realized by the PPI Trustee.

The Administering of the GBCC Chapter 7 Estate:
-----------------------------------------------

Last, in the hypothetical scenario of a Chapter 7 Case of GBCC, you would have virtually no assets (some Cash, possibly some prepaids or deposits). But who are the Creditors that would compete for those few assets?

Lining up as Creditors would be:

         (i) the PPI Funding Chapter 7 Trustee (in respect of the GBCC $16,265,000 Indebtedness to PPI Funding, of which, at this point HWCC is the only beneficiary);

         (ii) the PCPI Funding Chapter 7 Trustee (in respect of the GBCC $23,265,577 Promissory Note to PCPI Funding and the GBCC/Joplin DQ Promissory Note to PCPI Funding, having an aggregate amount owing on them of over $50M--of which, at this point, the PPI Funding Chapter 7 Trustee, for the benefit of HWCC, is the only beneficiary;

         (iii) the PPI Trustee (in respect of the GBCC $2,200,000 Indebtedness to PPI, of which the PPI Funding Trustee, for the benefit of HWCC, is the beneficiary.

         (iv) any trade creditors of GBCC would share pro rata with the PPI Funding Trustee, in respect of the various Claims he would assert as set forth in (i), (ii) and (iii).

                                      XIV.

                    CERTAIN UNITED STATES FEDERAL INCOME TAX
                            CONSEQUENCES OF THE PLAN

[The following discussion summarizes certain United States federal income tax consequences of the implementation of the Plan to the Debtors and to the Creditors.

The following summary is based on the Internal Revenue Code of 1986 (the "Code"), Treasury regulations thereunder, judicial decisions and published rulings and pronouncements of the Internal Revenue Service (AIRS") as in effect on the date hereof. Changes in these rules, or new interpretations of these rules, may have retroactive effect and could significantly affect the federal income tax consequences described below.

The federal income tax consequences of the Plan are complex and subject to uncertainties. The Debtors have not requested a ruling from the IRS or an opinion of counsel with respect to any of the tax aspects of the Plan. Thus, no assurance can be given as to the interpretation that the IRS will adopt. In addition, this summary does not address foreign, state or local tax consequences of the Plan, and it does not purport to address the federal income tax consequences of the Plan to special classes of taxpayers (such as foreign taxpayers, broker-dealers, banks, insurance companies, financial institutions, small business investment corporations, regulated investment companies, tax-exempt organizations or investors in pass through entities). The tax consequences to holders of Claims may vary based upon the specific characteristics and circumstances of the holders.

ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A

SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO THE HOLDER OF A CLAIM.

A.   Treatment of the Debtors

     1.   Transaction Steps. Pursuant to the Plan, the Debtors and other members
          -----------------
          of the GBCC consolidated group are engaging in various steps to form the Liquidating Trust and to reorganize (the "Transaction Steps"), prior to the distribution to the Creditors of beneficial interests in the Liquidating Trust with respect to their existing Claims. The Transaction Steps have been ordered in such a manner as to minimize adverse tax consequences to the Debtors and other members of the GBCC consolidated group.

     2.   Cancellation of Debt.
          --------------------

          On the Effective Date, and the date thereafter, pursuant to the Plan, the Debtors will distribute the Sale Proceeds, certain additional cash, the right to receive such retained cash not later needed for the Chapter 11 Payables Reserve, and beneficial interests in the Liquidating Trust to holders of Claims. As described more fully in
          Section 6.3 of the Plan, the Liquidating Trust will hold various
          -----------
          assets (such assets, the "Liquidating Trust Assets").

          As discussed more fully below, the transfers to the Liquidating Trust should be treated for federal income tax purposes as if (i) the Debtors sold the non-cash Liquidating Trust Assets at their fair market value to the Creditors and transferred cash to such Creditors in exchange for their Claims, and (ii) immediately thereafter, the Creditors contributed the Liquidating Trust Assets to the Liquidating Trust.

          The Debtors generally will realize cancellation of indebtedness income ("COD income") in respect of the [notes/debt], in an amount equal to the difference between (i) the adjusted issue price of the notes and the accrued interest from which the Debtors are discharged and (ii) the amount of cash and the fair market value of non-cash Liquidating Trust Assets transferred by the Debtors in respect of the notes. Because the Debtors are in bankruptcy, this COD income generally will not be included in the gross income of the Debtors.

          In general, the Internal Revenue Code provides that a debtor in a bankruptcy case must reduce its tax attributes, such as NOLs, tax credits, and tax basis in its assets, by any excluded COD income. This rule is subject to certain exceptions, such as where the payment of the discharged debt would have given rise to a tax deduction, or where the tax basis of the debtor's assets is less than the debtor's liabilities. The Debtors should realize a significant amount of excluded COD income pursuant to the Plan.

B.   Consequences to HWCC

1.   Generally. HWCC will recognize gain or loss in respect of its notes, in an
     ---------
     amount equal to the difference between (i) the sum of the amount of cash and the fair market value of Liquidating Trust Assets transferred by the Debtors in respect of the notes (other than the amounts, if any, treated as interest) and (ii) the adjusted tax basis of the notes in the hands of HWCC.

     The character of any income or loss realized by HWCC as capital gain or loss and, in the case of capital gain or loss, as short-term or long-term, will depend on a number of factors, including (i) the tax status of HWCC,
     (ii) whether the note is a capital asset in the hands of HWCC as of the Effective Date of the Liquidating Trust Assets transferred by the Debtors in respect of the notes which values will be consistent with those used by the Debtors in determining their COD income. HWCC must use those values for all federal income tax purposes.

2.   Receipt of Interest. HWCC will recognize ordinary income to the extent it
     -------------------
     receives cash or property properly allocable to interest that has not already been included by HWCC in income for federal income tax purposes under its method of accounting. In the event that the cash and other property properly allocable to interest is less than the amount previously included as interest on the notes in HWCC's federal income tax return, the discharged portion of interest may be deducted in the taxable year in which the Effective Date occurs. Whether, and the extent to which, consideration distributed under the Plan is properly allocable to interest is uncertain; HWCC should therefore consult its own tax advisors concerning that subject.

3.   Backup Withholding. Under the Code, interest, dividends and other
     ------------------
     "reportable payments" may, under certain circumstances, be subject to "backup withholding" at a 20% rate. Withholding generally applies if the payee (i) fails to furnish his social security number or other taxpayer identification number ("TIN"); (ii) furnishes an incorrect TIN; (iii) fails properly to report interest or dividends; or (iv) under certain circumstances, fails to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding.

4.   Tax Treatment of Liquidating Trust. The Liquidating Trust is intended to
     ----------------------------------
     qualify as a liquidating trust pursuant to Treasury Regulations section 301.7701-4(d) and the remainder of this discussion assumes that the Liquidating Trust so qualifies.

     The transfer of assets to the Liquidating Trust will be treated for federal income tax purposes as if (i) the Debtors sold the non-cash assets in the Liquidating Trust at their fair market value to HWCC and also transferred cash to HWCC, in exchange for the notes, and (ii) immediately thereafter, HWCC transferred the Liquidating Trust Assets to the Liquidating Trust. The remainder of this discussion assumes that the Liquidating Trust will qualify as a liquidating trust for federal income tax purposes.

     The Liquidating Trust will be treated as a grantor trust owned by the holders of Claims against the Debtors. Each owner of an interest in the Liquidating Trust (a "Creditor-beneficiary") will therefore be considered for tax purposes to own an undivided interest in the corresponding underlying assets of the Liquidating Trust, and, as discussed more fully below, will be taxable on its allocable share of the income, gains, or losses of the Liquidating Trust. None of the losses, NOL carryforwards or other tax attributes of the Debtors will be available to offset income or gain of the Liquidating Trust and the Creditor-beneficiaries.

     Each Creditor-beneficiary will be required to take into account and report on its federal income tax return its allocable share of the income, gain, deduction, loss and credit (and each separate item thereof) recognized by the Liquidating Trust, including its share of income, gain or loss recognized on payments with respect to any of the assets on a current basis, or on the disposition of such assets, in the same manner as if such Creditor-beneficiary held directly its allocable shares of the assets. A Creditor-beneficiary's gain or loss on the Liquidating Trust's disposition of an asset will be equal to the difference between (i) its pro rata share of the amount of cash or other property received by the Liquidating Trust in exchange for such asset and (ii) its adjusted basis in its pro rata share of such asset. The character of such income, gain, deduction or loss will generally be determined by reference to the nature of the payment and the character of the asset in the hands of such Creditor-beneficiary.

     Each Creditor-beneficiary's obligation to report its share of the Liquidating Trust's tax items is not dependent on the distribution of any cash or other proceeds by the Liquidating Trust. Accordingly, a Creditor-beneficiary may incur a tax liability as a result of owning a beneficial interest in the Liquidating Trust, regardless of whether the Liquidating Trust distributes any amounts to such Creditor-beneficiary.

     The Liquidating Trust may hold Liquidating Trust Assets for Creditors who remain unidentified after the Effective Date (e.g., distributions to such Creditors are returned as undeliverable). While there is no authority governing the treatment of such holders, or their effect, if any, on the qualification of the Liquidating Trust as a grantor trust, the Liquidating Trust Creditors intends to pay tax on income and gain allocable to such Creditors at the highest rate applicable to trusts (for federal income tax purposes, currently, 39.6%), to the extent that income, gain, deduction, loss and credit (and each separate item thereof) recognized by the Liquidating Trust cannot be allocated by such Creditors.

     The Liquidating Trust will file annual information tax returns as a grantor trust with the Internal Revenue Service that will include information concerning the allocation of items of income, gain, loss, deduction or credit to Creditor-beneficiaries. Each Creditor-beneficiary will receive a copy of such information return and will be required to report on its federal income tax return its allocable share of all such items.

          The character of income, gain, loss, credit and deduction to any Creditor-beneficiary, and the ability of any Creditor-beneficiary to benefit from any deductions or losses, may depend on the particular status of such Creditor-beneficiary.

                                       XV.
                            MISCELLANEOUS PROVISIONS

     As specified in section 1125(e) of the Bankruptcy Code, Persons that solicit acceptances or rejections of the Plan and/or that participate in the offer, issuance, sale, or purchase of securities offered or sold under the Plan, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, are not liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of securities.

                                      XVI.
                                   CONCLUSION

     This Disclosure Statement has attempted to provide information regarding the Debtors' estates and the potential benefits that might accrue to holders of Claims against and Interests in the Debtors under the Plan as proposed. The Plan is the result of extensive efforts by the Debtors, their advisors, and management to provide the creditors with a meaningful dividend. The Debtors believe that the Plan is feasible and will provide each holder of a Claim against the Debtors with an opportunity to receive greater benefits than those that would be received by termination of the Debtors' business and the liquidation of their assets, or by any alternative plan or sale of the business to a third party. The Debtors, therefore, hereby urge you to vote in favor of the Plan.

Whether or not you expect to attend the Confirmation Hearing, which is scheduled
for   , 2002, at   .m. Eastern Standard Time, you must sign, date, and mail your
    ---------    -----
ballot as soon as possible for the purpose of having your vote count at such hearing. All votes must be returned to Stacey Jernigan, Esquire, Haynes and Boone, L.L.P., 901 Main Street, Suite 3100, Dallas, Texas 75202-3714, as indicated on the Ballot, on or before 4:00 p.m. Eastern Standard Time on
           , 2002. Any ballot which is illegible or which fails to designate an
-----------------
acceptance or rejection of the Plan will be counted as a vote in favor of the Plan.

Dated as of December 28, 2001

                                 GREATE BAY CASINO CORPORATION
                                 Debtor and Debtor-In-Possession

                                 /s/  John C. Hull
                                 -----------------------------------------------
                                 By:      John C. Hull
                                 Its:     Chief Executive Officer

                                 PPI CORPORATION
                                 Debtor and Debtor-In-Possession

                                 /s/  John C. Hull
                                 -----------------------------------------------
                                 By:      John C. Hull
                                 Its:     Vice President

                                 PCPI FUNDING CORP.
                                 Debtor and Debtor-In-Possession

                                 /s/  John C. Hull
                                 -----------------------------------------------
                                 By:      John C. Hull
                                 Its:     Vice President

                                 PPI FUNDING CORP.
                                 Debtor and Debtor-In-Possession

                                 /s/  John C. Hull
                                 -----------------------------------------------
                                 By:      John C. Hull
                                 Its:     Vice President

Proposed Counsel to the Debtors:
--------------------------------

Robert D. Albergotti, Esquire
Stacey Jernigan, Esquire
Ian Peck, Esquire
HAYNES AND BOONE, L.L.P.
901 Main Street, Suite 3100
Dallas, Texas 75201-3714
Telephone:  (214) 651-5000


Steven K. Kortanek, Esquire
KLEHR, HARRISON, HARVEY, BRANZBURG & ELLERS LLP
919 Market Street, Suite 1000
Wilmington, Delaware 19801-3062
Telephone: (302) 426-1189